LA1:871673.8     6
LA1:871673.8
                           ISLE OF CAPRI CASINOS, INC.
                                  $600,000,000
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
     This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of March 2, 2000 and entered into by and among ISLE OF CAPRI CASINOS, INC., a Delaware corporation (the "Company"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), CIBC INC. ("CIBC Inc."), as swing line lender (in such capacity, the "Swing Line Lender"), CANADIAN IMPERIAL BANK OF COMMERCE ("CIBC"), as agent for Lenders (in such capacity, the "Administrative Agent") and as issuing lender with respect to any Letter of Credit (in such capacity, the "Issuing Lender"), BANKERS TRUST COMPANY, as co-arranger and syndication agent for Lenders (in such capacities, the "Syndication Agent"), THE CIT GROUP/EQUIPMENT FINANCING, INC., as documentation agent for Lenders (in such capacity, the "Documentation Agent") and CIBC WORLD MARKETS CORP., as lead arranger (in such capacity, the "Lead Arranger").
                                 R E C I T A L S
                                 ---------------
     WHEREAS, Company, Swing Line Lender, Administrative Agent and certain Lenders are party to the Existing Credit Agreement (capitalized terms used herein without definition shall have the meanings set forth therefor in subsection 1.1 of this Agreement);
WHEREAS, Company and Lenders desire to increase the aggregate amount that can be borrowed under the Existing Credit Agreement by increasing the aggregate amount available under the existing tranche of term loans and adding two additional tranches of term loans, and to make certain other amendments to the terms and provisions of the Existing Credit Agreement;
WHEREAS, Company intends to use all of the proceeds of such tranches of term loans to fund:
     (i) the refinancing of all of the outstanding term loans under the Existing Credit Agreement;
(ii) the acquisition by Company of all of the outstanding shares of common stock (including unexercised options) of Lady Luck (the "Lady Luck Common
Stock") for up to $12.00 per share in Cash, totaling $58,572,036.00, the redemption of all of the outstanding shares of series A mandatory cumulative redeemable preferred stock of Lady Luck and accrued dividends thereon at par, totaling $23,537,870.64 (the "Redemption"), plus the assumption by Company of $173,557,230.90 of net Indebtedness of Lady Luck (such acquisition is hereinafter referred to as the "Lady Luck Acquisition");
(iii) the acquisition by Company, concurrently with the Lady Luck Acquisition, of certain Real Property Assets relating to the Bettendorf Gaming Facilities and all of the capital stock of BRDC in exchange for up to 6,300,000 shares of common stock of Company (totaling approximately $59,800,000) and the assumption of approximately $18,400,000 of Indebtedness; provided that up to
                                                             --------
$10,000,000 of the consideration paid by Company may be in Cash at the option of BRDC (such acquisitions are hereinafter referred to collectively as the "Bettendorf Acquisition");
(iv) the acquisition by Company, concurrently with the Lady Luck Acquisition, of all of the outstanding capital stock of Marco Polo and all of the intellectual property and certain other assets owned by Gemini related to Lady Luck for $31,000,000 in Cash (such acquisitions are hereinafter referred to collectively as the "Las Vegas Acquisition"; and together with the Lady Luck
Acquisition  and  the  Bettendorf  Acquisition,  the  "Primary  Acquisition");
(v) the acquisition by Company or any of its Restricted Subsidiaries, subsequent to the Lady Luck Acquisition, of the Lady Luck Casino & Hotel in Las Vegas, Nevada (the "Las Vegas Facility") for up to $14,500,000 in Cash (the "Secondary Acquisition"); and
(vi)     the  payment  of  Transaction  Costs;  and
     WHEREAS, Company has agreed to continue to secure its Obligations hereunder and under the other Loan Documents and all of the Restricted Subsidiaries of Company have agreed to continue to guarantee the Obligations of Company hereunder and under the other Loan Documents and to continue to secure such guarantees:
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Administrative Agent agree as follows:
Section 1.     DEFINITIONS
1.1     Certain Defined Terms.
        ---------------------
     The  following  terms  used  in  this  Agreement  shall  have the following meanings:
     "Acknowledgement  and  Consent"  means  the  Acknowledgement  and  Consent
Agreement delivered by Subsidiary Guarantors on the Effective Date, substantially in the form of Exhibit XV annexed hereto, as such Acknowledgement
                              ----------
and  Consent  may  be  amended,  supplemented or otherwise modified from time to time.
"Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) obtained by dividing
                                                                        --------
(x) the rate of interest equal to (a) the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period and appearing on page 3750 of the Telerate screen at or about 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, or (b) if such a rate does not appear on page 3750 of the Telerate screen, the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to CIBC in the interbank Eurodollar market as at or about 11:00 A.M. (New York City time) two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of CIBC's Eurodollar Rate Loan and for a period approximately equal to such Interest Period, by (y) a percentage equal to 100% minus the stated maximum rate
                 --                                -----
(expressed as a percentage) of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).
"Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.
     "Affected Lender" has the meaning assigned to that term in subsection 2.6C. "Affected Loans" has the meaning assigned to that term in subsection 2.6C.
     "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.
"Affiliated Fund" means, with respect to any Lender that is a fund that invests (in whole or in part) in commercial loans, any other fund that invests (in whole or in part) in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
"Agreement" means this Amended and Restated Credit Agreement dated as of March 2, 2000, as it may be amended, supplemented or otherwise modified from time to time.
"Airplane"  means  the  King  Air 200 airplane owned by Company on the Effective
Date.
     "Applicable Base Rate Margin" means, as at any date of determination, with respect to any Type of Loan that is a Base Rate Loan, a percentage per annum equal to the Applicable Eurodollar Rate Margin for such Type of Loan less 1.00%.
                                                                     ----
"Applicable  Eurodollar  Rate  Margin"  means,  as at any date of determination:
     (x) with respect to Tranche A Term Loans and Revolving Loans that are Eurodollar Rate Loans, a percentage per annum as set forth below opposite the applicable  Consolidated  Total  Leverage  Ratio:
     Consolidated Total Leverage Ratio     Applicable Eurodollar Rate Margin
     ---------------------------------     ---------------------------------
greater than or equal to 5.00:1.00     3.25%
less  than  5.00:1.00
but greater than or equal to 4.50:1.00     3.00%
less  than  4.50:1.00
but greater than or equal to 4.00:1.00     2.75%
less  than  4.00:1.00
but greater than or equal to 3.50:1.00     2.50%
less  than  3.50:1.00
but greater than or equal to 3.00:1.00     2.25%
less  than  3.00:1.00
but greater than or equal to 2.50:1.00     2.00%
less than 2.50:1.00     1.75%

     (y)     with  respect  to  Tranche  B  Term  Loans that are Eurodollar Rate
Loans, a percentage per annum as set forth below opposite the applicable Consolidated Total Leverage Ratio:
     Consolidated Total Leverage Ratio     Applicable Eurodollar Rate Margin
     ---------------------------------     ---------------------------------
greater than or equal to 5.00:1.00     3.50%
less than 5.00:1.00     3.25%

     (z)     with  respect  to  Tranche  C  Term  Loans that are Eurodollar Rate
Loans, a percentage per annum as set forth below opposite the applicable Consolidated Total Leverage Ratio:
     Consolidated Total Leverage Ratio     Applicable Eurodollar Rate Margin
     ---------------------------------     ---------------------------------
greater than or equal to 5.00:1.00     3.625%
less than 5.00:1.00     3.375%
provided that until the first Margin Reset Date, the Consolidated Total Leverage
--------
Ratio shall be equal to 4.50:1.00 for purposes of calculating the Applicable Eurodollar Rate Margin.
     "Asset Sale" means the sale (in any single transaction or related series of transactions) by Company or any of its Restricted Subsidiaries to any Person other than Company or any of its Restricted Subsidiaries of (i) any of the stock or other equity or ownership interests of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) gaming equipment sold in the ordinary course of business to the extent the proceeds of such sale are promptly reinvested in other gaming equipment, and (b) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $4,000,000 or less).
"Assets Held for Sale or Development" means (i) the FFC Preferred Stock, (ii) the Airplane, (iii) the Real Estate Options, (iv) the Cripple Creek Land, and
(v)  the  Discontinued  Assets.
"Assignment  Agreement"  means an Assignment Agreement in substantially the form of  Exhibit  X  annexed  hereto.
    ----------
"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute. "Base Rate" means, at any time, the higher of (x) the Reference Rate, or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate. "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.
"Bettendorf Acquisition" has the meaning assigned to that term in the Recitals to this Agreement.
"Bettendorf Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Company or its Restricted Subsidiaries in Bettendorf, Iowa. "Bettendorf Loan Agreement" means the Construction Loan Agreement dated as of June 23, 1997 by and between Lady Luck Bettendorf, L.C., as borrower, and The Rock Island Bank, N.A., as lender, as such agreement may have been amended from time to time.
"Bettendorf Merger Agreement" means the Agreement and Plan of Merger dated as of December 19, 1999 among Company, BRDC and the shareholders of BRDC, as such agreement may be amended from time to time to the extent permitted under subsection 7.15A.
"Biloxi Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Company or its Restricted Subsidiaries in Biloxi, Mississippi. "Biloxi Leasehold Property" means the approximately 8 acres of Leasehold Property leased from the City of Biloxi and the Biloxi Port Commission in Harrison County, Mississippi, and used in connection with the Isle of Capri Crowne Plaza Resort located at the Biloxi Gaming Facilities.
"Bossier  City  Gaming  Facilities"  means  the Gaming Facilities owned, leased, operated or used by Company or its Restricted Subsidiaries in Bossier City, Louisiana.
"BRDC" means BRDC, Inc., an Iowa corporation that owns 100% of the equity interests in Bettendorf Riverfront Development Company, L.C., an Iowa limited liability company and owner of 50% of the equity interests in Lady Luck
Bettendorf,  L.C.,  an  Iowa  limited  liability  company.
"Business Day" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loan, any day that (a) is a Business Day described in clause (i) above, and (b) is a day for trading by and between banks in Dollar deposits in the London Interbank Market.
"Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.
     "Cash" means money, currency or a credit balance in a Deposit Account. "Cash Equivalents" means, as at any date of determination, (i) marketable
Securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.
"Certificate re Non-Domestic Bank Status" means a certificate substantially in the form of Exhibit XI annexed hereto delivered by a Lender to Administrative
               ----------
Agent  pursuant  to  subsection  2.7B(iii).
     "Change  of  Control"  means
     (i) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 promulgated pursuant to the Exchange Act), directly or indirectly, of equity Securities representing the greater of (x) the percentage of the combined voting power of the outstanding Voting Stock of Company held by Permitted Equity Holders (including shares as to which Company or a Permitted Equity Holder holds an effective proxy to vote) or (y) 35% or more of the combined voting power of the outstanding Voting Stock of Company, but excluding in each case from the percentage of voting power held by any "group" the voting power of shares owned by the Permitted Equity Holders who are deemed to be members of the "group" so long as such Permitted Equity Holders beneficially own a majority of the voting power of the Voting Stock held by such "group, and at such time the Permitted Equity Holders together shall fail to beneficially own, directly or indirectly, equity Securities representing at least the same percentage of voting power of such Voting Stock as the percentage "beneficially owned" by such "person" or "group";
(ii) any sale, transfer or other conveyance, whether direct or indirect, of a majority of the fair market value of the assets of Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than the Permitted Equity Holders (including any Permitted Equity Holders who are part of a "group" where such Permitted Equity Holders beneficially own a majority of the voting power of the Voting Stock held by such "group")) is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 promulgated pursuant to the Exchange Act), directly or indirectly, of more than 35% of the equity Securities of the transferee;
(iii) during any period of 12 consecutive months after the date hereof, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Company then in office; or
(iv) the occurrence of a "Change of Control" under the Subordinated Note Indenture.
     "CIBC" has the meaning assigned to that term in the introduction to this Agreement.
"CIBC Inc." has the meaning assigned to that term in the introduction to this Agreement.
"Class"  means,  with respect to Lenders, the following four classes of Lenders:
(i) Lenders having Revolving Loan Exposure, (ii) Lenders having Tranche A Term Loan Exposure, (iii) Lenders having Tranche B Term Loan Exposure and (iv)
Lenders  having  Tranche  C  Term  Loan  Exposure.
     "Closing  Date"  means  April  23,  1999.
     "Coahoma Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Company or its Restricted Subsidiaries in Coahoma County, Mississippi.
"Collateral" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations; provided, however,
                                                              --------  -------
that "Collateral" shall not include Pompano Park or the Assets Held for Sale or Development.
     "Collateral Account" has the meaning assigned to that term in the Collateral Account Agreement.
     "Collateral Account Agreement" means the Collateral Account Agreement executed and delivered by Company and Administrative Agent on the Closing Date, as such Collateral Account Agreement may be amended, supplemented or otherwise modified from time to time.
"Collateral Documents" means the Collateral Account Agreement, the Company Pledge Agreement, the Company Security Agreement, the Subsidiary Pledge Agreements, the Subsidiary Security Agreements, the Mortgages, the Ship
Mortgages, the Acknowledgement and Consent and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.
"Commitment Fee Percentage" means, as at any date of determination, a percentage per annum as set forth below opposite the applicable Consolidated Total Leverage
Ratio:
         Consolidated Total Leverage Ratio     Commitment Fee Percentage
         ---------------------------------     -------------------------
greater than or equal to 3.50:1.00     0.500%
less than 3.50:1.00     0.375%

; provided that until the first Margin Reset Date, the Commitment Fee Percentage
  --------
shall  be  0.500%  per  annum.
     "Commitments" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.
     "Company" has the meaning assigned such term in the introduction to this Agreement.
"Company Pledge Agreement" means the Company Pledge Agreement executed and delivered by Company on the Closing Date, as such Company Pledge Agreement may be amended, supplemented or otherwise modified from time to time. "Company Security Agreement" means the Company Security Agreement executed and delivered by Company on the Closing Date, as such Company Security Agreement may be amended, supplemented or otherwise modified from time to time.
"Compliance  Certificate"  means  a  certificate  substantially  in  the form of
Exhibit  VII  annexed  hereto  delivered  to Administrative Agent and Lenders by
      ------
Company  pursuant  to  subsection  6.1(iv).
"Confidential Information Memorandum" means that certain Confidential Information Memorandum relating to Company dated February 2000.
"Conforming Leasehold Interest" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Administrative Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.
"Consolidated Capital Expenditures" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Restricted Subsidiaries) by Company and its Restricted Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Restricted Subsidiaries plus (ii) to the extent not
                                                     ----
covered by clause (i) of this definition, the aggregate of all expenditures by Company and its Restricted Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Restricted Subsidiary of Company. "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) pre-opening expense, (vii) cash dividends or other distributions actually paid to Company by its Unrestricted Subsidiaries (but excluding any distributions made for the purpose of paying any taxes arising from any equity ownership interests in such Unrestricted Subsidiaries), (viii) management fees actually paid to Company by its Unrestricted Subsidiaries, and
(ix) other non-recurring items reducing Consolidated Net Income but not requiring the expenditure of cash (other than Transaction Costs related to the Primary Acquisition) less the sum of (x) interest income, and (y) other
                       ----
non-recurring items increasing Consolidated Net Income but not constituting the receipt of cash, all of the foregoing as determined on a consolidated basis for Company and its Restricted Subsidiaries in conformity with GAAP. "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Interest Expense plus capitalized interest less interest income, and (ii) all mandatory principal
----                      ----
payments required to be made by Company or any of its Restricted Subsidiaries (whether or not such payments are actually made), all of the foregoing as determined on a consolidated basis for Company and its Restricted Subsidiaries in conformity with GAAP.
"Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP) of Company and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Administrative Agent and Lenders on or before the Effective Date.
"Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided
                                                                        --------
that there shall be excluded (i) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary of Company or is merged into or consolidated with Company or any of its Restricted Subsidiaries or that Person's assets are acquired by Company or any of its Restricted Subsidiaries, and (ii) the income of any Restricted Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary.
"Consolidated Net Total Debt" means, as at any date of determination, an aggregate amount equal to (a) the aggregate amount of all Indebtedness of Company and its Restricted Subsidiaries plus (b) the Contingent Obligations of
                                          ----
Company and its Restricted Subsidiaries where the primary obligation of such Contingent Obligation constitutes Indebtedness or a makewell, keepwell or other similar agreement (but excluding Contingent Obligations under Hedge Agreements) less (c) the aggregate amount of Cash and Cash Equivalents of Company and its
----
Restricted  Subsidiaries  in excess of $50,000,000, in each case determined on a
--
consolidated  basis  in  accordance  with  GAAP.
"Consolidated Net Worth" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Company and its Restricted Subsidiaries on a consolidated basis determined in conformity with GAAP.
"Consolidated Rental Payments" means, for any period, the aggregate amount of all rents paid or payable by Company and its Restricted Subsidiaries on a consolidated basis during that period under all Operating Leases (other than Excluded Leases) to which Company or any of its Restricted Subsidiaries is a party as lessee.
"Consolidated Senior Debt" means, as at any date of determination, Consolidated Net Total Debt less the aggregate amount of all unsecured Subordinated
                  ----
Indebtedness  of  Company  and  its  Restricted  Subsidiaries,  determined  on a consolidated  basis  in  accordance  with  GAAP.
"Consolidated Senior Leverage Ratio" means, as at any date of determination, the ratio of (a) Consolidated Senior Debt as of the last day of the Fiscal Quarter for which such determination is being made, to (b) Consolidated EBITDA, after giving effect on a pro forma basis to the Primary Acquisition, the Secondary Acquisition and any other acquisitions of any assets or any Persons pursuant to Expansion Capital Expenditures permitted under subsection 7.8(ii) and/or any Asset Sales permitted under subsection 7.7(vi), for the consecutive four Fiscal Quarters ending on the last day of the Fiscal Quarter for which such determination is being made.
"Consolidated Total Leverage Ratio" means, as at any date of determination, the ratio of (a) Consolidated Net Total Debt as of the last day of the Fiscal Quarter for which such determination is being made, to (b) Consolidated EBITDA, after giving effect on a pro forma basis to the Primary Acquisition, the Secondary Acquisition and any other acquisitions of any assets or any Persons pursuant to Expansion Capital Expenditures permitted under subsection 7.8(ii) and/or any Asset Sales permitted under subsection 7.7(vi), for the consecutive four Fiscal Quarters ending on the last day of the Fiscal Quarter for which such determination is being made.
"Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, including, without limitation, any credit support agreements, makewell agreements, keepwell agreements and any other agreements evidencing similar obligations, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited. The obligations so guaranteed or otherwise supported (if other than Indebtedness), including, without limitation, guarantees of minimum room rates or occupancy levels, shall be in form and substance satisfactory to Administrative Agent. "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
"Cripple Creek Land" means the real estate owned or leased by Company in Cripple Creek, Colorado, as of the Effective Date.
"Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit. "Discontinued Assets" means the following assets held for sale by Company or its Subsidiaries as of the Effective Date: (i) the Biloxi Belle barge (Official No. 1023166) and the Diamond Lady riverboat (Official No. 972893); (ii) the Lucky Seven barge (Official No. 175417), the barge with vessel number 511360, the barge GT-114 (Official No. 294207), the barge GT-220 (Official No. 275343), and the barge C-202 (Official No. 254357); (iii) certain gaming equipment valued at less than $250,000; and (iv) the partially completed riverboat with Service Marine Hull No. 172.
"Documentation Agent" has the meaning assigned to that term in the introduction of this Agreement.
     "Dollars" and the sign "$" mean the lawful money of the United States of America.
"Effective Date" means the date on or before April 30, 2000 on which the conditions precedent set forth in Section 4.1 hereof shall have been satisfied or waived.
"Effective Date Financing Requirements" means the aggregate of all amounts necessary (i) to refinance all of the outstanding term loans under the Existing Credit Agreement, (ii) to finance the consummation of the Primary Acquisition,
(iii) to refinance all of the Refinanced Indebtedness, and (iv) to pay the Transaction Costs.
"Effective Date Mortgaged Property" has the meaning assigned to that term in subsection 4.1I(i).
"Effective Date Mortgages" has the meaning assigned to that term in subsection 4.1I(i).
     "Eligible Assignee" means a Person that is (I) to the extent required under applicable Gaming Laws, registered with, approved by, or not disapproved by (whichever may be required under applicable Gaming Laws), all applicable Gaming Authorities, and (II)(A) (i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States or any state thereof; provided that such financial institution has a combined capital and surplus of
 -------
at least $100,000,000; (ii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is
                                                  --------
acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; (iii) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds, lease financing companies and investment funds and any Affiliated Funds; or (iv) any other Person approved by Administrative Agent and Company; or (B) any Lender, any Affiliate of any Lender, or any Affiliated Fund of any Lender; provided that no
                                                                --------
Affiliate  of  Company  shall  be  an  Eligible  Assignee.
"Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates. "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous
Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
"Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous
Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation,
and  Liability  Act  (42  U.S.C.   9601  et  seq.),  the  Hazardous  Materials
                                         --  ---
Transportation  Act  (49  U.S.C.   1801  et seq.), the Resource Conservation and
                                         -- ---
Recovery Act (42 U.S.C.   6901 et seq.), the Federal Water Pollution Control Act
                               -- ---
(33  U.S.C.   1251  et  seq.), the Clean Air Act (42 U.S.C.   7401 et seq.), the
                    --  ---                                        -- ---
Toxic  Substances  Control  Act  (15  U.S.C.   2601  et  seq.),  the  Federal
                                                     --  ---
Insecticide,  Fungicide  and  Rodenticide  Act  (7  U.S.C.  136  et  seq.),  the
                                                                 --  ---
Occupational  Safety and Health Act (29 U.S.C.   651 et seq.), the Oil Pollution
                                                     -- ---
Act  (33  U.S.C.   2701  et  seq)  and  the  Emergency  Planning  and  Community
                         -------
Right-to-Know  Act (42 U.S.C.   11001 et seq.), each as amended or supplemented,
                                      -- ---
any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.
"ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or
(o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.
"ERISA Event" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of
Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue
Code)  or  the  failure  to  make  by  its due date a required installment under
Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to
Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under
Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or
pursuant  to  ERISA  with  respect  to  any  Pension  Plan.
"Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.
     "Event of Default" means each of the events set forth in Section 8. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time  to  time,  and  any  successor  statute.
"Excluded Guarantors" means Isle of Capri Casino Colorado, Inc., a Colorado corporation, and PPI, Inc., a Florida corporation.
"Excluded  Leases" means the leases set forth on Schedule 1.1(a) annexed hereto,
                                                 ---------------
such leases to include (i) all leases existing as of the Effective Date under which Company or any of its Restricted Subsidiaries is a lessee, and (ii) all leases replacing any of the foregoing. In the case of (ii), such leases and the rental payments in respect of such leases shall be reasonably satisfactory to Administrative Agent.
"Existing Credit Agreement" means that certain Credit Agreement, dated as of April 23, 1999, by and among Company, the lenders party thereto and Administrative Agent, as such Credit Agreement may have been amended, supplemented or otherwise modified from time to time.
"Existing Subsidiaries" means the Subsidiaries of Company that were Loan Parties as of the Closing Date under the Existing Credit Agreement.
"Expansion Capital Expenditures" means any Consolidated Capital Expenditure by Company or any of its Subsidiaries which are made with respect to any Related Business that is, or after giving effect to such expenditures will be, (a) owned by Company or any of its Subsidiaries, or (b) which further expands or enhances any Gaming Facility owned, leased, operated or used by Company or any of its Subsidiaries existing or under construction as of the Effective Date and which is not properly characterized as a Maintenance Capital Expenditure. "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon and all Gaming Facilities) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates. "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.
"FFC Preferred Stock" means all shares of preferred stock, $100 par value, of Freedom Financial Corporation owned by Company.
     "Financial Plan" has the meaning assigned to that term in subsection 6.1(xiii).
     "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral (other than Permitted
Encumbrances which as a matter of statutory law have priority over any other Lien irrespective of the prior perfection or filing of such other Lien and, with respect to ships, barges and other vessels, Permitted Priority Maritime Liens) and (ii) such Lien is the only Lien (other than Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.
     "Fiscal Quarter" means a fiscal quarter of any Fiscal Year. "Fiscal Year" means the fiscal year of Company and its Subsidiaries as determined on the basis of a four consecutive Fiscal Quarter period where (x) in the case of every Fiscal Year other than a Fiscal Year ending during a leap year, each such Fiscal Quarter consists of two four-week monthly periods and one five-week monthly period or thirteen total weeks for each such Fiscal Quarter and such Fiscal Year shall consist of a total of fifty-two weeks, and (y) in the case of a Fiscal Year ending during a leap year, each of the first three such Fiscal Quarters shall be for a period of thirteen total weeks and the last such Fiscal Quarter shall be for a period of fourteen total weeks consisting of one four-week monthly period and two five-week monthly periods and such Fiscal Year shall consist of a total of fifty-three weeks; provided that Fiscal Year 2000
                                                  --------
shall  end  on  April  30,  2000.
"Flood Hazard Property" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.
"Funding and Payment Office" means (i) the office of Administrative Agent and Swing Line Lender located at CIBC, 425 Lexington Avenue, New York, NY 10017, or
(ii) such other office of Administrative Agent and Swing Line Lender as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent and Swing Line Lender to Company and each Lender.
     "Funding  Date"  means  the  date  of  the  funding  of  a  Loan.
     "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.
"Gaming Authority" means any governmental agency, authority, board, bureau, commission, department, office or instrumentality that holds regulatory, licensing or permit authority over gambling, gaming or Gaming Facility activities conducted by Company or any of its Subsidiaries within its jurisdiction.
"Gaming Authorizations" means any and all Governmental Authorizations (i) necessary to enable Company or any of its Restricted Subsidiaries to engage in the casino, gambling or gaming business or otherwise continue to conduct its business as it is conducted on the Effective Date, or (ii) required by any Gaming Authority or under any Gaming Law.
"Gaming Facility" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including, without limitation, any casinos, hotels, resorts, race tracks, theaters, parking facilities, recreational vehicle parks, timeshare operations, retail shops, restaurants, other buildings, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and related equipment. "Gaming Laws" means all statutes, rules, regulations, ordinances, codes, administrative or judicial orders or decrees or other laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or Gaming Facility activities conducted by Company or any of its Subsidiaries within its jurisdiction.
"Gemini"  means  Gemini,  Inc.,  a  Nevada  corporation.
"Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court or any Gaming Authority. "Hazardous Materials" means (i) any chemical, material or substance at any time defined in any Environmental Law or as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.
"Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
"Hedge  Agreement"  means  (i)  any  Interest  Rate  Agreement designed to hedge against fluctuations in interest rates, (ii) any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party designed to hedge against fluctuations in currency values, and (iii) any other agreement or arrangement to which Company or any of its Subsidiaries is a party which hedges against or is based upon fluctuations in the value of the equity Securities of any Person, or any equity forward agreements  or  similar  agreements  or  arrangements.
"ICBH" means Isle of Capri Black Hawk L.L.C., a Colorado limited liability company.
"Increasing  Lender"  has  the  meaning  assigned  to  that  term  in subsection
2.1A(vi).
"Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is
(a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and
(v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.
     "Indemnitee" has the meaning assigned to that term in subsection 10.3. "Information Systems and Equipment" means all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly or indirectly owned, licensed, leased, operated or otherwise controlled by Company or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used, operated, relied upon or integral to Company's or any of its Subsidiaries' conduct of their businesses.
     "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations  of  Company  and  its  Subsidiaries,  taken  as  a  whole.
"Interest Payment Date" means (i) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Effective Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of
                            --------
six months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.
     "Interest Period" has the meaning assigned to that term in subsection 2.2B. "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party. "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period. "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute. "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Restricted Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company),
(ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Restricted Subsidiary of Company from any Person other than Company or any of its Restricted Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Restricted Subsidiaries to any other Person (other than a wholly-owned domestic Restricted Subsidiary of Company), including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements not constituting Hedge Agreements. The amount of any Investment shall be the excess of (x) the original cost of such Investment plus (y) the cost of all additions
                                              ----
thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, over (z) the aggregate amount of all distributions of Cash or Cash Equivalents constituting a return of capital on such Investment.
"IP Collateral" means, collectively, the Collateral consisting of Intellectual Property under the Company Security Agreement and the Subsidiary Security Agreements.
"Issuing Lender" has the meaning assigned to that term in the introduction to this Agreement and also means any Lender which agrees or is otherwise obligated to issue a Letter of Credit, determined as provided in subsection 3.1B(ii). "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event
                                                       --------
shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
"Kansas City Project" means the acquisition by Company or any of its Restricted Subsidiaries of certain assets of the Flamingo Hilton Riverboat Casino in Kansas City, Missouri (including the casino vessel, parking garage and all related gaming equipment) and the re-theming of such gaming facilities by Company after the acquisition.
"Lady Luck" means Lady Luck Gaming Corporation, a Delaware corporation. "Lady Luck Acquisition" has the meaning assigned to that term in the Recitals to this Agreement.
"Lady Luck Common Stock" has the meaning assigned to that term in the Recitals to this Agreement.
"Lady Luck Mortgage Notes" means the 11-7/8% First Mortgage Notes due 2001. "Lake Charles Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Company or its Restricted Subsidiaries in Westlake (near Lake Charles), Louisiana.
"Lake Charles Leasehold Property" means the approximately 16.25 acres of Leasehold Property leased in Calcasieu Parish, Louisiana, and used in connection with the Isle of Capri Casino and Hotel located at the Lake Charles Gaming Facilities.
"Lake Charles Project" means the construction of an approximately 250-room waterfront deluxe hotel with convention space and restaurants located at the Lake Charles Gaming Facilities.
"Landlord Consent and Estoppel" means (x) with respect to any Leasehold Property (other than the Biloxi Leasehold Property and the Lake Charles Leasehold Property), a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Administrative Agent, pursuant to which such lessor agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default, and (iii) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request, and (y) with respect to the Biloxi Leasehold Property and the Lake Charles Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, in each case in form and substance reasonably satisfactory to Administrative Agent.
"Las Vegas Acquisition" has the meaning assigned to that term in the Recitals to this Agreement.
"Las Vegas Facility" has the meaning assigned to that term in the Recitals to this Agreement.
"Las Vegas Purchase Agreement" means that certain Amended and Restated Purchase Agreement dated as of August 31, 1999 by and among Lady Luck, Gemini, Marco Polo and Andrew H. Tompkins, as amended by that certain first amendment dated as of October 5, 1999, and as such purchase agreement may be further amended from time to time to the extent permitted under subsection 7.15A.
"Lead Arranger" has the meaning assigned to that term in the introduction to this Agreement.
"Leasehold  Property"  means  any leasehold interest of any Loan Party as lessee under  any  lease  of  real  property.
"Lender" and "Lenders" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include Swing Line Lender unless the context otherwise requires; provided that
                                                                   --------
the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.
"Letter of Credit" or "Letters of Credit" means Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.
"Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which may be drawn under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of
             ----
Credit honored by Issuing Lenders and not theretofore reimbursed by Company in any manner, either directly or out of the proceeds of Revolving Loans pursuant to subsection 3.3B.
"License Revocation" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Authority covering any Gaming Facility or other gaming facility owned, leased, operated or used by Company or any of its Subsidiaries.
"Lien" means any lien, mortgage, ship mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing. "Loan" or "Loans" means one or more of the Term Loans, Revolving Loans or Swing Line Loans or any combination thereof.
"Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty and the Collateral Documents.
"Loan Party" means each of Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "Loan Parties" means all such Persons, collectively.
"Maintenance Capital Expenditures" means any Consolidated Capital Expenditures by Company or any of its Subsidiaries which are made to maintain, restore or refurbish the condition or usefulness of property of Company or any of its Subsidiaries, or otherwise to support the continuation of such Person's day-to-day operations as then conducted, but which are not properly chargeable to repairs and maintenance in accordance with GAAP; provided, however, that such
                                                    --------  -------
term shall not include any Consolidated Capital Expenditures to restore the condition or usefulness of property to the extent funded from Net Insurance/Condemnation Proceeds delivered to Company or any of its Subsidiaries in accordance with the terms of the Loan Documents.
"Marco Polo" means International Marco Polo's Services, Inc., a Nevada corporation.
"Margin Determination Certificate" means an Officer's Certificate of Company delivered (a) with respect to each Fiscal Quarter (other than each fourth Fiscal Quarter), with the financial statements required pursuant to subsection 6.1(ii), and (b) with respect to each fourth Fiscal Quarter, within 50 days after the last day of such fourth Fiscal Quarter, setting forth in reasonable detail the Consolidated Total Leverage Ratio which is applicable as of the last day of the fiscal period for which such financial statements and Officer's Certificate are being delivered; provided that each Margin Determination Certificate to be
                   --------
delivered pursuant to subdivision (a) above shall be included as part of the Compliance Certificate for each such Fiscal Quarter.
"Margin Reset Date" means (a) September 2, 2000, and (b) thereafter, each January 1, April 1, July 1 and October 1 of each year commencing on January 1, 2001.
"Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time. "Marquette Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Company or its Restricted Subsidiaries in Marquette, Iowa, including the vessel Miss Marquette having Official No. 950558, built in 1989 at Freeport, Florida.
"Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries taken as a whole or (ii) the impairment of the ability of Company and its Subsidiaries taken as a whole to perform, or of Administrative Agent or Lenders to enforce, the Obligations.
"Material Contract" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.
"Material Leasehold Property" means a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries. "Material Subsidiary" means each Subsidiary of Company now existing or hereafter acquired or formed by Company which, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recent Fiscal Year accounted for more than 2.5% of the consolidated revenues of Company and its Subsidiaries or (ii) as at the end of such Fiscal Year, was the owner of more than 2.5% of the consolidated assets of Company and its Subsidiaries.
"Merger" means the merger of Merger Sub with and into Lady Luck with Lady Luck as the surviving corporation.
"Merger Agreement" means that certain Agreement and Plan of Merger dated as of October 5, 1999 among Company, Merger Sub and Lady Luck, as such agreement may be amended from time to time to the extent permitted under subsection 7.15A. "Merger Sub" means Isle Merger Corp., a Delaware corporation and wholly-owned Subsidiary of Company.
"Miss  Marquette  Credit  Agreement"  means  that  certain  $16,300,000  Credit
Agreement dated as of October 5, 1999 between Gamblers Supply Management Company, a South Dakota corporation, as borrower, and Company, as lender, as such agreement may have been amended from time to time.
"Miss Marquette Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of July 30, 1999 by and among Lady Luck, Sodak Gaming, Inc., a South Dakota corporation, and Lady Luck Marquette, Inc., a Delaware corporation (formerly Gamblers Supply Management Company, a South Dakota corporation), as such agreement may be amended from time to time to the extent permitted under subsection 7.15A.
"Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in such form as may be approved by Administrative Agent in its reasonable discretion, in each case with such changes thereto as may be reasonably recommended by Administrative Agent's or Company's local counsel based on local laws or customary local mortgage or deed of trust practices, or
(ii) at Administrative Agent's option, in the case of an Additional Mortgaged Property (as defined in subsection 6.9), an amendment to an existing Mortgage, in form reasonably satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments, including the Effective Date Mortgages (as defined in subsection 4.1I(i)) and any Additional Mortgages (as defined in subsection 6.9B(i)), collectively.
"Mortgaged Property" means an Effective Date Mortgaged Property (as defined in subsection 4.1I(i)) or an Additional Mortgaged Property (as defined in subsection 6.9B).
"Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.
"Natchez Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Company or its Restricted Subsidiaries in the City of Natchez, Adams County, Mississippi.
"Net Asset Sale Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset
Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (iii) any reasonable brokerage fees, commissions and other similar expenses relating to such Asset Sale.
"Net Insurance/Condemnation Proceeds" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof.
"New Facilities" means all Facilities acquired by Company or any of its Subsidiaries after the Closing Date.
"New  Lender"  has  the  meaning  assigned  to that term in subsection 2.1A(vi).
"New  Loan  Party"  means  each  Subsidiary of Company identified as a "New Loan
Party"  on  Schedule  5.1  annexed  hereto.
            -------------
"Non-Recourse Debt" means Indebtedness (i) as to which neither Company nor any of its Restricted Subsidiaries (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, keepwell or makewell agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Company or any of its Restricted Subsidiaries to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.
"Notes" means one or more of the Term Notes, Revolving Notes or Swing Line Note or any combination thereof.
"Notice  of  Borrowing"  means  a  notice substantially in the form of Exhibit I
                                                                       ---------
annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.
"Notice  of Conversion/Continuation" means a notice substantially in the form of
Exhibit  II annexed hereto delivered by Company to Administrative Agent pursuant
-----------
to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.
"Notice of Issuance of Letter of Credit" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Administrative Agent
         -----------
pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.
"Obligations" means all obligations of every nature of each Loan Party from time to time owed to Administrative Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise. "Officer's Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents or its chief financial officer or its treasurer.
"Operating Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.
     "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.
     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.
"Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):
(i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;
(ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;
(iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;
(iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;
(v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;
(vi) easements, rights-of-way, navigational servitudes, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;
(vii) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.9, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;
(viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;
(ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
(xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries;
(xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business  of  Company  or  such  Subsidiary;  and
(xiii)     Permitted  Priority  Maritime  Liens.
     "Permitted Equity Holders" means (a) Bernard Goldstein, his wife and his three adult sons, and (b) Valley Corporation, an Iowa corporation, so long as it remains an Affiliate of Bernard Goldstein, his wife and/or any of his three adult sons.
"Permitted Priority Maritime Liens" means maritime Liens on ships, barges or other vessels for wages of a stevedore, when employed directly by a Person listed in 46 U.S.C. 31341, crew's wages, salvage and general average, whether now existing or hereafter arising and other maritime Liens which arise by operation of law during the normal operations of such ships, barges or other vessels which (a) are paid in the ordinary course of business, and (b) have not been recorded on the General Index or Abstract of Title (U.S.C.G. 1332) of such ships, barges or other vessels or judicially asserted.
"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof. "Pledged Collateral" means, collectively, the "Pledged Collateral" as defined in the Company Pledge Agreement and the Subsidiary Pledge Agreements. "Pompano Park" means the Gaming Facilities owned, leased, operated or used by Company and its Subsidiaries in Pompano Beach, Florida.
"Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
"Primary Acquisition" has the meaning assigned to that term in the Recitals to this Agreement.
     "Pro  Rata  Share"  means
     (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan Commitment or the Tranche A Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche A Term Loan Exposure
                                   --------
of that Lender by (y) the aggregate Tranche A Term Loan Exposure of all Lenders;
               --
(ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan Commitment or the Tranche B Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche B Term Loan Exposure of that
                           --------
Lender  by  (y)  the  aggregate  Tranche  B  Term  Loan Exposure of all Lenders;
        --
(iii) with respect to all payments, computations and other matters relating to the Tranche C Term Loan Commitment or the Tranche C Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche C Term Loan Exposure of that
                           --------
Lender  by  (y)  the  aggregate  Tranche  C  Term  Loan Exposure of all Lenders;
        --
(iv) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender
                         --------
by  (y)  the  aggregate  Revolving  Loan  Exposure  of  all  Lenders;  and
 -
(v) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Tranche A Term Loan Exposure of that
              --------
Lender  plus  the Tranche B Term Loan Exposure of that Lender plus the Tranche C
        ----                                                  ----
Term  Loan  Exposure  of  that  Lender  plus the Revolving Loan Exposure of that
                                        ----
Lender  by  (y)  the  sum  of  the aggregate Tranche A Term Loan Exposure of all
        --
Lenders  plus the aggregate Tranche B Term Loan Exposure of all Lenders plus the
         ----                                                           ----
aggregate  Tranche  C  Term  Loan  Exposure  of  all  Lenders plus the aggregate
                                                              ----
Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1.
     The  initial  Pro Rata Share of each Lender for purposes of each of clauses
(i)  through (v) above is set forth opposite the name of that Lender in Schedule
                                                                        --------
2.1  annexed  hereto.
---
"PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.
"Real Estate Options" means (i) all options held by Company, directly or indirectly, on the Effective Date, and (ii) all options acquired by Company, directly or indirectly, after the Effective Date, in each case to purchase or lease land with an aggregate cost to Company and its Restricted Subsidiaries not to exceed $5,000,000.
"Real  Property  Asset"  means,  at any time of determination, any interest then owned  by  any  Loan  Party  in  any  real  property.
"Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a
Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.
"Redemption" has the meaning assigned to that term in the Recitals to this Agreement.
"Reference Rate" means the rate that CIBC announces from time to time as its prime lending rate, as in effect from time to time.
"Refinanced Indebtedness" means the Indebtedness (including any accrued but unpaid interest thereon and any premiums and penalties relating thereto) identified as "Refinanced Indebtedness" on Schedule 4.1G annexed hereto,
                                                --------------
including, without limitation, (i) the Lady Luck Mortgage Notes, which shall be called and repaid pursuant to the terms of the Lady Luck Mortgage Notes; and
(ii) all outstanding Indebtedness under the Bettendorf Loan Agreement and the Miss Marquette Credit Agreement.
     "Refunded Swing Line Loans" has the meaning assigned to that term in subsection 2.1A(v).
"Register"  has  the  meaning  assigned  to  that  term  in  subsection  2.1D.
     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
     "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.
     "Related Agreements" means, collectively, the Merger Agreement, the Las Vegas Purchase Agreement, the Miss Marquette Stock Purchase Agreement, the Bettendorf Merger Agreement, the Subordinated Notes and the Subordinated Note Indenture.
"Related Businesses" means the gaming businesses (including pari-mutuel betting) conducted by Company and its Subsidiaries as of the Effective Date and any and all reasonably related businesses necessary for, in support or anticipation of and ancillary to or in preparation for, the gaming businesses, including without limitation, the development, expansion or operation of any Gaming Facility (including any land-based, dockside, riverboat or other type of Gaming Facility).
"Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater. "Renovation Budget" means $35,000,000 in Expansion Capital Expenditures permitted under subsection 7.8(i)(f) to be used for the Renovation Project. "Renovation Project" means the re-theming and renovation of the Gaming Facilities acquired in the Primary Acquisition and the Secondary Acquisition. "Requisite Class Lenders" means, at any time, (i) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders, (ii) for the Class of Lenders having Tranche A Term Loan Exposure, Lenders having or holding more than 50% of the sum of the aggregate Tranche A Term Loan Exposure of all Lenders, (iii) for the Class of Lenders having Tranche B Term Loan Exposure, Lenders having or holding more than 50% of the sum of the aggregate Tranche B Term Loan Exposure of all Lenders, and (iv) for the Class of Lenders having Tranche C Term Loan Exposure, Lenders having or holding more than 50% of the aggregate Tranche C Term Loan Exposure of all Lenders.
"Requisite Lenders" means Lenders having or holding more than 50% of the sum of the aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate
                                                              ----
Tranche  B  Term  Loan Exposure of all Lenders plus the aggregate Tranche C Term
                                               ----
Loan  Exposure  of all Lenders plus the aggregate Revolving Loan Exposure of all
                               ----
Lenders.
"Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness. "Restricted Subsidiary" means any Subsidiary of Company other than an Unrestricted Subsidiary.
"Revolving Lenders" means the Lenders that have Revolving Loan Commitments or a Swing Line Loan Commitment or that have Revolving Loans or Swing Line Loans outstanding, together with their successors and permitted assignees pursuant to subsection 10.1.
"Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iv), and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.
     "Revolving Loan Commitment Termination Date" means March 2, 2005. "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender
                                               ----
is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations
                       ----
purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit plus (d) in the case of Swing
                                                   ----
Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein purchased by other Lenders) plus (e) the
                                                                    ----
aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans.
     "Revolving Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(iv).
     "Revolving Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i)(d) on the Effective Date, (ii) any promissory notes of Company issued pursuant to the last paragraph of subsection 2.1E relating to any increase in Revolving Loan Commitments made pursuant to subsection 2.1A(vi), and
(iii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit V annexed hereto, as they may be amended, supplemented or
               ---------
otherwise  modified  from  time  to  time.
"Secondary Acquisition" has the meaning assigned to that term in the Recitals to this Agreement.
"Securities" means any stock, shares, partnership interests, membership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing. "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.
"Ship Mortgage" means a security instrument (whether designated as a first preferred ship mortgage or by any similar title) executed and delivered by any Loan Party, substantially in such form as may be approved by Administrative Agent in its reasonable discretion, in each case with such changes thereto as may be reasonably recommended by Administrative Agent's or Company's local counsel based on local laws or customary local first preferred ship mortgage practices, as such security instrument may be amended, supplemented or otherwise modified from time to time. "Ship Mortgages" means all such instruments, collectively.
"Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
"Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Restricted Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Restricted Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Restricted Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Restricted Subsidiaries, and (v) performance, payment, deposit or surety obligations of Company or any of its Restricted Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.
"Subordinated Indebtedness" means (i) the Indebtedness of Company evidenced by the Subordinated Notes and (ii) any other Indebtedness of Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to Administrative Agent.
"Subordinated Note Indenture" means the indenture pursuant to which the Subordinated Notes are issued, as such indenture may be amended from time to time to the extent permitted under subsection 7.15B.
"Subordinated Notes" means the $390,000,000 in aggregate principal amount of 8-3/4% Subordinated Notes due 2009 of Company issued pursuant to the Subordinated Note Indenture.
"Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.
"Subsidiary Guarantor" means any domestic Restricted Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on or after the Closing Date or on the Effective Date or from time to time thereafter pursuant to subsection 6.8.
"Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by existing domestic Restricted Subsidiaries of Company on the Closing Date or on the Effective Date, or executed and delivered by additional domestic Restricted Subsidiaries of Company from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XII annexed hereto, as such
                                             -----------
Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.
"Subsidiary Pledge Agreement" means each Subsidiary Pledge Agreement executed and delivered by an existing Subsidiary Guarantor (other than an Excluded Guarantor) on the Closing Date or on the Effective Date, or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form of
Exhibit XIII annexed hereto, as such Subsidiary Pledge Agreement may be amended,
      ------
supplemented or otherwise modified from time to time, and "Subsidiary Pledge Agreements" means all such Subsidiary Pledge Agreements, collectively. "Subsidiary Security Agreement" means each Subsidiary Security Agreement executed and delivered by an existing Subsidiary Guarantor (other than an
Excluded Guarantor) on the Closing Date or on the Effective Date, or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form of Exhibit XIV annexed hereto, as such Subsidiary Security Agreement may be
        -----------
amended, supplemented or otherwise modified from time to time, and "Subsidiary Security Agreements" means all such Subsidiary Security Agreements, collectively.
     "Supplemental Collateral Agent" has the meaning assigned to that term in subsection 9.1B.
     "Swing Line Lender" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Swing Line Lender appointed pursuant to subsection 9.5B.
"Swing Line Loan Commitment" means the commitment of Swing Line Lender to make Swing Line Loans to Company pursuant to subsection 2.1A(v).
"Swing Line Loans" means the Loans made by Swing Line Lender to Company pursuant to subsection 2.1A(v).
"Swing Line Note" means (i) the promissory note of Company issued pursuant to subsection 2.1E(ii) on the Effective Date and (ii) any promissory note issued by Company to any successor Administrative Agent and Swing Line Lender pursuant to the last sentence of subsection 9.5B, in each case substantially in the form of
Exhibit  VI  annexed  hereto,  as  it  may be amended, supplemented or otherwise
-----------
modified  from  time  to  time.
-----
     "Syndication Agent" has the meaning assigned to that term in the introduction to this Agreement.
     "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be
           --------
construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).
"Term Loan Commitments" means the Tranche A Term Loan Commitments, the Tranche B Term Loan Commitments, the Tranche C Term Loan Commitments or any combination thereof.
     "Term Loans" means the Tranche A Term Loans, the Tranche B Term Loans, the Tranche C Term Loans or any combination thereof.
"Term Notes" means the Tranche A Term Notes, the Tranche B Term Notes, the Tranche C Term Notes or any combination thereof.
     "Title Company" means, collectively, one or more title insurance companies reasonably satisfactory to Administrative Agent.
"Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans plus (ii) the aggregate principal amount of all outstanding
                  ----
Swing  Line  Loans  plus  (iii)  the  Letter  of  Credit  Usage.
                    ----
"Tranche A Term Loan Commitment" means the commitment of a Lender to make a Tranche A Term Loan to Company pursuant to subsection 2.1A(i), and "Tranche A Term Loan Commitments" means such commitments of all Lenders in the aggregate. "Tranche A Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of all of the Tranche A Term Loan Commitments, the sum of (a) that Lender's Tranche A Term Loan Commitment plus
                                                                            ----
(b) the aggregate outstanding principal amount of the Tranche A Term Loan of that Lender and (ii) after the termination of the Tranche A Term Loan
Commitments, the aggregate outstanding principal amount of the Tranche A Term Loan of that Lender.
"Tranche A Term Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(i).
"Tranche A Term Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i)(a) on the Effective Date, (ii) any promissory notes of Company issued pursuant to the last paragraph of subsection 2.1E relating to any increase in the Tranche A Term Loans made pursuant to subsection 2.1A(vi), and
(iii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche A Term Loan Commitments or Tranche A Term Loans of any Lenders, in each case substantially in the form of Exhibit IV-A annexed hereto, as they may be amended, supplemented
               ------------
or  otherwise  modified  from  time  to  time.
"Tranche B Term Loan Commitment" means the commitment of a Lender to make a Tranche B Term Loan to Company pursuant to subsection 2.1A(ii), and "Tranche B Term Loan Commitments" means such commitments of all Lenders in the aggregate. "Tranche B Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of all of the Tranche B Term Loan Commitments, the sum of (a) that Lender's Tranche B Term Loan Commitment plus
                                                                            ----
(b) the aggregate outstanding principal amount of the Tranche B Term Loan of that Lender and (ii) after the termination of the Tranche B Term Loan
Commitments, the aggregate outstanding principal amount of the Tranche B Term Loan of that Lender.
"Tranche B Term Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii).
"Tranche B Term Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i)(b) on the Effective Date, (ii) any promissory notes of Company issued pursuant to the last paragraph of subsection 2.1E relating to any increase in the Tranche B Term Loans made pursuant to subsection 2.1A(vi), and
(iii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche B Term Loan Commitments or Tranche B Term Loans of any Lenders, in each case substantially in the form of Exhibit IV-B annexed hereto, as they may be amended, supplemented
               ------------
or  otherwise  modified  from  time  to  time.
"Tranche C Term Loan Commitment" means the commitment of a Lender to make a Tranche C Term Loan to Company pursuant to subsection 2.1A(iii), and "Tranche B Term Loan Commitments" means such commitments of all Lenders in the aggregate. "Tranche C Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the termination of all of the Tranche C Term Loan Commitments, the sum of (a) that Lender's Tranche C Term Loan Commitment plus
                                                                            ----
(b) the aggregate outstanding principal amount of the Tranche C Term Loan of that Lender and (ii) after the termination of the Tranche C Term Loan
Commitments, the aggregate outstanding principal amount of the Tranche C Term Loan of that Lender.
"Tranche C Term Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(iii).
"Tranche C Term Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i)(c) on the Effective Date, (ii) any promissory notes of Company issued pursuant to the last paragraph of subsection 2.1E relating to any increase in the Tranche C Term Loans made pursuant to subsection 2.1A(vi), and
(iii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Tranche C Term Loan Commitments or Tranche C Term Loans of any Lenders, in each case substantially in the form of Exhibit IV-C annexed hereto, as they may be amended, supplemented
               ------------
or  otherwise  modified  from  time  to  time.
"Transaction Costs" means the fees, costs and expenses payable by Company on or before the Effective Date in connection with the Primary Acquisition and the refinancing of all of the outstanding term loans under the Existing Credit Agreement, such fees, costs and expenses in an aggregate amount not to exceed $20,000,000.
"Tunica Gaming Facilities" means the Gaming Facilities owned, leased, operated or used by Company or its Restricted Subsidiaries in Tunica County, Mississippi. "Tunica Project" means the construction of two multi-purpose theaters with a total of approximately 2,000 seats, and the construction of an approximately 200 to 250-room new hotel, in each case as part of the Tunica Gaming Facilities. "Type" means (i) with respect to a Loan, a Tranche A Term Loan, a Tranche B Term Loan, a Tranche C Term Loan, a Revolving Loan or a Swing Line Loan (each of which is a "Type" of Loan), and (ii) with respect to a Term Loan, a Tranche A Term Loan, a Tranche B Term Loan or a Tranche C Term Loan (each of which is a "Type" of Term Loan).
"UCC"  means  the  Uniform  Commercial  Code  (or  any  similar  or  equivalent legislation)  as  in  effect  in  any  applicable  jurisdiction.
"Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; provided that such Subsidiary: (i) has no Indebtedness other than Non-Recourse
     ---
Debt; (ii) is not party to any agreement, contract, arrangement or understanding with Company or any Restricted Subsidiary of Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Company; (iii) is a Person with respect to which neither Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (1) to subscribe for additional equity Securities or other equity or ownership interests, or (2) to maintain or preserve such Person's financial condition or to cause such Person to achieve or maintain any specified levels of profitability; (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Company or any of its Restricted Subsidiaries; and (v) has no Subsidiaries other than Unrestricted Subsidiaries; and provided further that, notwithstanding the foregoing, Company
                   -------- -------
may not designate as an Unrestricted Subsidiary (x) any then existing Subsidiary that owns, leases, operates or uses any assets or function directly relating to or necessary for the conduct of casino gaming at the Biloxi Gaming Facilities, the Vicksburg Gaming Facilities, the Bossier City Gaming Facilities, the Bettendorf Gaming Facilities, the Marquette Gaming Facilities, the Coahoma Gaming Facilities, the Natchez Gaming Facilities, the Tunica Gaming Facilities or the Lake Charles Gaming Facilities, or (y) PPI, Inc. Any such designation by the Board of Directors shall be evidenced to Administrative Agent by filing with Administrative Agent resolutions of the Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Company as of such date. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be
                            --------
an incurrence of Indebtedness by a Restricted Subsidiary of Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under subsection
7.1 and (ii) no Event of Default or Potential Event of Default would be in existence following such designation.
"Vicksburg  Gaming  Facilities"  means  the  Gaming  Facilities  owned,  leased, operated or used by Company or its Restricted Subsidiaries in Vicksburg, Mississippi.
"Voting Stock" means, with respect to any Person, the capital stock (including any and all shares, interests (including partnership, membership and other equity interests), participations, rights in, or other equivalents (however designated and whether voting or nonvoting) of, such capital stock, and any and all rights, warrants or options exchangeable for or convertible into such capital stock) of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only as long as no senior class of Securities has such voting power by reason of any contingency.
1.2     Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
        ------------------------------------------------------------------------
Agreement.
---------
     Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii), (iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (other than the absence of footnotes with respect to the financial statements and other information delivered pursuant to clauses (i) and (ii) of subsection 6.1) and delivered together with the reconciliation statements provided for in subsection 6.1(v). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.
1.3     Other Definitional Provisions and Rules of Construction.
        -------------------------------------------------------
A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.
B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.
C. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.
Section 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS
2.1     Commitments; Making of Loans; the Register; Notes.
        -------------------------------------------------
A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i), 2.1A(ii), 2.1A(iii) and 2.1A(iv) and Swing Line Lender hereby agrees to make the Loans described in subsection 2.1A(v):
(i)     Tranche  A  Term  Loans.  Each  Lender  having  a  Tranche  A  Term Loan
        -----------------------
Commitment severally agrees to lend to Company on the Effective Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche A Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Tranche A Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original
                         -------------
amount of the Tranche A Term Loan Commitments is $100,000,000; provided that the
                                                               --------
Tranche A Term Loans of Lenders shall be adjusted to give effect to (1) any increase in Tranche A Term Loans pursuant to subsection 2.1A(vi), and (2) any assignments of the Tranche A Term Loans pursuant to subsection 10.1B. Each Lender's Tranche A Term Loan Commitment shall expire immediately and without further action on April 30, 2000 if the Tranche A Term Loans are not made on or before that date. Subject to subsection 2.1A(vi), Company may make only one borrowing under the Tranche A Term Loan Commitments. Amounts borrowed under this  subsection  2.1A(i)  and  subsequently  repaid  or  prepaid  may  not  be reborrowed.
(ii)     Tranche B Term Loans.  Each Lender having a Tranche B Term Loan
         --------------------
Commitment severally agrees to lend to Company on the Effective Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche B Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Tranche B Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the
        ------------
Tranche B Term Loan Commitments is $200,000,000; provided that the Tranche B
                                                 --------
Term Loans of Lenders shall be adjusted to give effect to (1) any increase in Tranche B Term Loans pursuant to subsection 2.1A(vi), and (2) any assignments of the Tranche B Term Loans pursuant to subsection 10.1B. Each Lender's Tranche B Term Loan Commitment shall expire immediately and without further action on April 30, 2000 if the Tranche B Term Loans are not made on or before that date. Subject to subsection 2.1A(vi), Company may make only one borrowing under the Tranche B Term Loan Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.
(iii)     Tranche C Term Loans.  Each Lender having a Tranche C Term Loan
          --------------------
Commitment severally agrees to lend to Company on the Effective Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche C Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Tranche C Term Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the
        ------------
Tranche C Term Loan Commitments is $175,000,000; provided that the Tranche C
                                                 --------
Term Loans of Lenders shall be adjusted to give effect to (1) any increase in Tranche C Term Loans pursuant to subsection 2.1A(vi), and (2) any assignments of the Tranche C Term Loans pursuant to subsection 10.1B. Each Lender's Tranche C Term Loan Commitment shall expire immediately and without further action on April 30, 2000 if the Tranche C Term Loans are not made on or before that date. Subject to subsection 2.1A(vi), Company may make only one borrowing under the Tranche C Term Loan Commitments. Amounts borrowed under this subsection 2.1A(iii) and subsequently repaid or prepaid may not be reborrowed.
(iv)     Revolving Loans.  Each Revolving Lender severally agrees, subject to
         ---------------
the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Effective Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the
   ------------
Revolving Loan Commitments is $125,000,000; provided that the Revolving Loan
   -----                                    --------
Commitments of Lenders shall be adjusted to give effect to (1) any increase in Revolving Loan Commitments pursuant to subsection 2.1A(vi), and (2) any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided further that the amount of the Revolving Loan Commitments shall be
-------- -------
reduced from time to time by the amount of any reductions thereto made pursuant
----
to subsections 2.4B(ii) and 2.4B(iii). Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Revolving Lender's Revolving Loan
                      --------
Commitment shall expire immediately and without further action on April 30, 2000 if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(iv) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.
     Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect.
(v)     Swing  Line  Loans.  Swing  Line  Lender  hereby  agrees, subject to the
        ------------------
limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Effective Date to but excluding the Revolving Loan Commitment Termination Date by making Swing Line Loans to Company in an aggregate amount not exceeding the amount of the Swing Line Loan Commitment to be used for the purposes identified in subsection 2.5B, notwithstanding the fact that such Swing
     Line Loans, when aggregated with Swing Line Lender's outstanding Revolving Loans and Swing Line Lender's Pro Rata Share of the Letter of Credit Usage then in effect, may exceed Swing Line Lender's Revolving Loan Commitment. The original amount of the Swing Line Loan Commitment is $10,000,000; provided that
                                                                   --------
any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4B(ii) or 2.4B(iii) which reduces the aggregate Revolving Loan Commitments to an amount less than the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Company, Administrative Agent or Swing Line Lender. The Swing Line Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full no later than that date; provided that the Swing Line Loan Commitment shall expire
                   --------
immediately and without further action on April 30, 2000 if the Term Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(v) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.
     Anything contained in this Agreement to the contrary notwithstanding, the Swing Line Loans and the Swing Line Loan Commitment shall be subject to the limitation that in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect. With respect to any Swing Line Loans which have not been voluntarily prepaid by Company pursuant to subsection 2.4B(i), Swing Line Lender may, at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Company), no later than 11:00 A.M. (New York City time) on the first Business Day in advance of the proposed Funding Date, a notice (which shall be deemed to be a Notice of Borrowing given by Company) requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on such Funding Date in an amount equal to the amount of such Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given which Swing Line Lender requests Revolving Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (i) the proceeds of such Revolving Loans made by Revolving Lenders other than Swing Line Lender shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Company) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (ii) on the day such Revolving Loans are made, Swing Line Lender's Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a
Revolving Loan made by Swing Line Lender, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender's outstanding Revolving Loans and shall be due under the Revolving Note of Swing Line Lender. Company hereby authorizes Administrative Agent and Swing Line Lender to charge Company's accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent the proceeds of such Revolving Loans made by Revolving Lenders, including the Revolving Loan deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Company from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.
If for any reason (a) Revolving Loans are not made upon the request of Swing Line Lender as provided in the immediately preceding paragraph in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans or (b) the Revolving Loan Commitments are terminated at a time when any Swing Line Loans are outstanding, each Revolving Lender shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans in an amount equal to its Pro Rata Share (calculated, in the case of the foregoing clause (b), immediately prior to such termination of the Revolving Loan Commitments) of the unpaid amount of such Swing Line Loans together with accrued interest thereon. Upon one Business Day's notice from Swing Line Lender, each Revolving Lender shall deliver to
Swing Line Lender an amount equal to its respective participation in same day funds at the Funding and Payment Office. In order to further evidence such participation (and without prejudice to the effectiveness of the participation provisions set forth above), each Lender agrees to enter into a separate participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to the parties thereto. In the event any Revolving Lender fails to make available to Swing Line Lender the amount of such Revolving Lender's participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by Swing Line Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. In the event Swing Line Lender receives a payment of any amount in which other Revolving Lenders have purchased participations as provided in this paragraph, Swing Line Lender shall promptly distribute to each such other Revolving Lender its Pro Rata Share of such payment. Anything contained herein to the contrary notwithstanding, each Revolving Lender's obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Revolving Lender's obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against Swing Line Lender, Company or any other Person for any reason whatsoever; (b) the occurrence or continuation of an Event of Default or a Potential Event of Default; (c) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries; (d) any breach of this Agreement or any other Loan Document by any party thereto; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Revolving Lender are subject to the
 -------
condition  that (X) Swing Line Lender believed in good faith that all conditions
 ----
under Section 4 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, as the case may be, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or (Y) the satisfaction of any such condition not satisfied had been waived in accordance with subsection 10.6 prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made.
(vi)     Increases  of  the  Term  Loans  or Revolving Loan Commitments.  At the
         --------------------------------------------------------------
mutual discretion of Company and Lead Arranger, Company may request in writing at any time during the period from the Effective Date to and including the second anniversary of the Effective Date that (x) the then effective aggregate principal amount of any Type or Types of Term Loans be increased, and/or (y) the then effective aggregate principal amount of Revolving Loan Commitments be increased; provided that (1) the aggregate principal amount of the increases in
            --------
Term Loans and/or Revolving Loan Commitments pursuant to this subsection 2.1A(vi) shall not exceed $50,000,000, (2) Company may not make more than two requests for such increases in Term Loans and/or Revolving Loan Commitments, (3) no Event of Default or Potential Event of Default shall have occurred and be continuing or occurs as a result of such increases in Term Loans and/or Revolving Loan Commitments, (4) such increases shall be subject to any prior approvals or exemptions required under any applicable Gaming Laws, and (5) Company shall, and shall cause its Restricted Subsidiaries to, execute and deliver such documents and instruments and take such other actions (including, without limitation, obtaining appropriate endorsements to title insurance policies) as may be reasonably requested by Administrative Agent in connection with such increases. Any request under this subsection 2.1A(vi) shall be submitted by Company to Administrative Agent (which shall promptly forward copies to Lenders), specify the proposed effective date and amount of such increase and be accompanied by an Officer's Certificate stating that no Event of Default or Potential Event of Default exists or will occur as a result of such increase. Company may also specify any fees offered to those Lenders (the "Increasing Lenders") which agree to increase the principal amount of their applicable Term Loans or Revolving Loan Commitments, as the case may be, which fees may be variable based upon the amount by which any such Lender is willing to increase the principal amount of its applicable Term Loans or Revolving Loan Commitment, as the case may be. No Lender shall have any obligation, express or implied, to offer to increase the aggregate principal amount of its applicable Term Loans or Revolving Loan Commitment, as the case may be. Only the consent of each Increasing Lender shall be required for an increase in the aggregate principal amount of the applicable Term Loans or Revolving Loan Commitments, as the case may be, pursuant to this subsection 2.1A(vi). No Lender which elects not to increase the principal amount of its Term Loan or Revolving Loan Commitment, as the case may be, may be replaced in respect of its existing applicable Term Loans or Revolving Loan Commitment, as the case may be, as a result thereof without such Lender's consent.
     Each Increasing Lender shall as soon as practicable specify the amount of the proposed increase which it is willing to assume. Company may accept some or all of the offered amounts or designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to Administrative Agent as additional Lenders hereunder in accordance with this subsection 2.1A(iv) (each such new lender being a "New Lender"), which New Lender may assume all or a portion of the increase in the aggregate principal amount of the applicable Term Loans or Revolving Loan Commitments, as the case may be. Company and Administrative Agent shall have discretion jointly to adjust the allocation of the increased aggregate principal amount of the applicable Term Loans or Revolving Loan Commitments, as the case may be, among Increasing Lenders and New Lenders.
Each New Lender designated by Company and reasonably acceptable to Administrative Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the aggregate principal amount of the applicable Term Loans or Revolving Loan Commitments, as the case may be, upon its execution of an instrument of Joinder, in each case in form and substance satisfactory to Administrative Agent.
Subject to the foregoing, any increase requested by Company shall be effective as of the date proposed by Company and shall be in the principal amount equal to
(i) the principal amount which Increasing Lenders are willing to assume as increases to the principal amount of their applicable Term Loans or Revolving Loan Commitments, as the case may be, plus (ii) the principal amount offered by
                                       ----
New  Lenders  with  respect  to  the  applicable  Term  Loans  or Revolving Loan
Commitments, as the case may be, in either case as adjusted by Company and Administrative Agent pursuant to this subsection 2.1A(vi). All new Term Loans to be made under this subsection 2.1A(vi) shall be made to Company on the same day as such increase in the applicable Term Loans under this subsection 2.1A(vi) becomes effective. Upon effectiveness of any such increase, the Pro Rata Share of each Lender will be adjusted to give effect to the increase in the applicable Term Loans or Revolving Loan Commitments, as the case may be, and Administrative Agent shall distribute to Lenders a revised Schedule 2.1 reflecting the
                                                   -------------
applicable Term Loans, Revolving Loan Commitment and Pro Rata Share of each Lender after giving effect to such increase. To the extent that the adjustment of Pro Rata Shares results in losses or expenses to any Lender as a result of the prepayment of any Eurodollar Rate Loan on a date other than the scheduled last day of the applicable Interest Period, Company shall be responsible for such losses or expenses pursuant to subsection 2.6D.
B. Borrowing Mechanics. Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to a request by Swing Line Lender pursuant to subsection 2.1A(v) for the purpose of repaying any Refunded Swing Line Loans or Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of $1,000,000 and multiples of $1,000,000 in excess of that amount; provided that
                                                                   --------
Term Loans or Revolving Loans made on any Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $2,500,000 and integral multiples of $1,000,000 in excess of that amount. Swing Line Loans made on any Funding Date shall be in an aggregate minimum amount of $250,000 and integral multiples of $250,000 in excess of that amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 11:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). Whenever Company desires that Swing Line Lender make a Swing Line Loan, it shall deliver to Administrative Agent a Notice of Borrowing no later than 11:00 A.M. (New York City time) on the proposed Funding Date. The Notice of Borrowing shall specify
(i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Swing Line Loans and any Loans made on the Effective Date, that such Loans shall be Base Rate Loans, (iv) in the case of Term Loans and Revolving Loans not made on the Effective Date, whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (v) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided
                                                                        --------
that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.
     Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other Person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.
Company shall notify Administrative Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.
Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.
C. Disbursement of Funds. Subject to subsection 2.1A(vi), all Term Loans and Revolving Loans under this Agreement shall be made by Lenders having a Commitment of that Type simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular Type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Swing Line Lender, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 1:00 P.M. (New York City time) on the applicable Funding Date, and Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 1:00 P.M. (New York City time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 2.1A(v) or subsection 3.3B with respect to Revolving Loans used to repay Refunded Swing Line Loans or to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Effective Date) and 4.2 (in the case of all Loans), Administrative Agent shall promptly upon receipt make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders or Swing Line Lender, as the case may be, to be credited to the account of Company at the Funding and Payment Office.
     Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.
D.     The Register.
(i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the
"Register"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.
(ii) Administrative Agent shall record in the Register the Tranche A Term Loan Commitment, Tranche B Term Loan Commitment, Tranche C Term Loan Commitment and Revolving Loan Commitment and the Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans and Revolving Loans from time to time of each Lender, the Swing Line Loan Commitment and the Swing Line Loans from time to time of Swing Line Lender, and each repayment or prepayment in respect of the principal amount of the Tranche A Term Loans, Tranche B Term Loans, Tranche C Term Loans or Revolving Loans of each Lender or the Swing Line Loans of Swing Line Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such
                                        --------
recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans.
(iii) Each Lender shall record on its internal records (including the Notes held by such Lender) the amount of any Tranche A Term Loan, Tranche B Term Loan, Tranche C Term Loan and each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make any such
                                --------
recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans; and provided further that in the event of any inconsistency between the Register and
   ----- -------
any Lender's records, the recordations in the Register shall govern.
(iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.
(v) Company hereby designates CIBC to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent CIBC serves in such capacity, CIBC and its officers, directors, employees, agents and Affiliates shall constitute Indemnitees for all purposes under subsection 10.3.
E. Notes. Company shall execute and deliver on the Effective Date (i) to each Lender having a Commitment for that Type of Loan (or to Administrative Agent for that Lender) (a) a Tranche A Term Note substantially in the form of
Exhibit  IV-A  annexed  hereto to evidence that Lender's Tranche A Term Loan, in
  -----------
the principal amount of that Lender's Tranche A Term Loan and with other appropriate insertions, (b) a Tranche B Term Note substantially in the form of
Exhibit  IV-B  annexed  hereto to evidence that Lender's Tranche B Term Loan, in
 ------------
the  principal  amount  of  that  Lender's  Tranche  B  Term Loan and with other
 -
appropriate  insertions,  (c) a Tranche C Term Note substantially in the form of
 -
Exhibit  IV-C  annexed  hereto to evidence that Lender's Tranche C Term Loan, in
 ------------
the  principal  amount  of  that  Lender's  Tranche  C  Term Loan and with other
 -
appropriate  insertions,  and  (d) a Revolving Note substantially in the form of
 -
Exhibit  V  annexed  hereto  to  evidence  that Lender's Revolving Loans, in the
 ---------
principal  amount  of  that  Lender's  Revolving  Loan Commitment and with other
 ----
appropriate  insertions,  and  (ii)  to  Swing Line Lender (or to Administrative
 ----
Agent  for  Swing  Line  Lender)  a Swing Line Note substantially in the form of
 ---
Exhibit  VI  annexed hereto to evidence Swing Line Lender's Swing Line Loans, in
 ----------
the principal amount of the Swing Line Loan Commitment and with other appropriate insertions.
     Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent as provided in subsection 10.1B(ii). Any request, authorization or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, assignee or transferee of that Note or of any Note or Notes issued in exchange therefor.
In the event Company increases the aggregate principal amount of the Term Loans or Revolving Loan Commitments, as the case may be, pursuant to subsection 2.1A(vi), Company shall issue replacement Term Notes or Revolving Notes, as the case may be, to each Increasing Lender (or to Administrative Agent for such Increasing Lender) and new Term Notes or Revolving Notes, as the case may be, to each New Lender (or to Administrative Agent for such New Lender).
2.2     Interest on the Loans.
        ---------------------
A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. Subject to the provisions of subsection 2.7, each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.
     Subject to the provisions of subsections 2.2E and 2.7, the Term Loans and the Revolving Loans shall bear interest through maturity as follows:
(i)     if  a  Base  Rate  Loan,  then  at  the  sum  of  the Base Rate plus the
                                                                        ----
Applicable  Base  Rate  Margin;  or
(ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar Rate Margin.
     ----
     Subject to the provisions of subsections 2.2E and 2.7, the Swing Line Loans shall bear interest through maturity at the sum of the Base Rate plus the
                                                                        ----
Applicable  Base  Rate  Margin.
Upon delivery of the Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(xix), the Applicable Base Rate Margin and Applicable Eurodollar Rate Margin shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Margin Reset Date; provided that (1) at any
                                                        --------
time a Margin Determination Certificate is not delivered at the time required pursuant to subsection 6.1(xix), from the time such Margin Determination Certificate was required to be delivered until delivery of such Margin Determination Certificate, with respect to Tranche A Term Loans and Revolving Loans, the Applicable Base Rate Margin shall be 2.00% and the Applicable Eurodollar Rate Margin shall be 3.00%, with respect to Tranche B Term Loans, the Applicable Base Rate Margin shall be 2.25% and the Applicable Eurodollar Rate Margin shall be 3.25%, and with respect to Tranche C Term Loans, the Applicable Base Rate Margin shall be 2.75% and the Applicable Eurodollar Rate Margin shall be 3.375%, and (2) if a Margin Determination Certificate erroneously indicates an applicable margin (x) more favorable to Company than should be afforded by the actual calculation of the Consolidated Total Leverage Ratio, Company shall promptly pay additional interest and letter of credit fees to correct for such error, and (y) less favorable to Company than should be afforded by the actual calculation of the Consolidated Total Leverage Ratio, Lenders shall promptly reimburse Company an amount equal to such excess interest and letter of credit fees to correct for such error.
B. Interest Periods. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period (or with respect to clause (vi) below only, such shorter period acceptable to Administrative Agent); provided that:
                         --------
(i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;
(ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/ Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;
(iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that
     --------
is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;
(iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;
(v) no Interest Period with respect to any portion of the Tranche A Term Loans shall extend beyond March 2, 2005, no Interest Period with respect to any portion of the Tranche B Term Loans shall extend beyond March 2, 2006, no Interest Period with respect to any portion of the Tranche C Term Loans shall extend beyond March 2, 2007 and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;
(vi) no Interest Period with respect to any portion of any Type of Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of such Type of Term Loans unless the sum of (a) the aggregate principal amount of such Type of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of such Type of Term Loans that
      ----
are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such Type of Term Loans on such date;
(vii) there shall be no more than fifteen (15) Interest Periods outstanding at any time; and
(viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.
C.     Interest  Payments.  Subject  to  the  provisions  of  subsection  2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Swing Line Loans or any Revolving
            --------
Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Swing Line Loans or Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).
D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $2,500,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a
                                                 --------  -------
Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.
     Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 11:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify
(i)  the  proposed conversion/continuation date (which shall be a Business Day),
(ii) the amount and Type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and
(v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection  2.2D;  provided  that  such  notice  shall  be promptly confirmed in
                   --------
writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.
Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder. Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.
E. Post-Maturity Interest. Any principal payments on the Loans (whether Base Rate Loans or Eurodollar Rate Loans) not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate which is 2.00% per annum in excess of the highest interest rate otherwise payable under this Agreement for Base Rate Loans; provided that, in
                                                               --------
the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the highest interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.
F. Computation of Interest. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same
                                --------
day on which it is made, one day's interest shall be paid on that Loan.
2.3     Fees.
        ----
A. Commitment Fees. Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Effective Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments (but not any outstanding Swing Line Loans) multiplied by the Commitment Fee Percentage, such commitment fees to be
        ----------  --
calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last Business Day of each March, June, September and December of each year commencing on the first such date to occur after the Effective Date, and on the Revolving Loan Commitment Termination Date.
     Upon delivery of the Margin Determination Certificate by Company to Administrative Agent pursuant to subsection 6.1(xix), the Commitment Fee Percentage shall automatically be adjusted in accordance with such Margin Determination Certificate, such adjustment to become effective on the next succeeding Margin Reset Date; provided that (1) at any time a Margin
                                  --------
Determination Certificate is not delivered at the time required pursuant to subsection 6.1(xix), from the time such Margin Determination Certificate was required to be delivered until delivery of such Margin Determination Certificate, the Commitment Fee Percentage shall be 0.500%, and (2) if a Margin Determination Certificate erroneously indicates an applicable margin (x) more favorable to Company than should be afforded by the actual calculation of the Consolidated Total Leverage Ratio, Company shall promptly pay additional commitment fees to correct for such error, and (y) less favorable to Company than should be afforded by the actual calculation of the Consolidated Total Leverage Ratio, Lenders shall promptly reimburse Company an amount equal to such excess commitment fees to correct for such error.
     B. Upfront Fee. Company agrees to pay to Lead Arranger an upfront fee on the Effective Date as more particularly set forth in that certain fee letter dated as of October 4, 1999.
C. Annual Administrative Fee. Company agrees to pay to Administrative Agent an annual administrative fee as more particularly set forth in that certain fee letter dated as of October 4, 1999.
D. Other Fees. Company agrees to pay to Administrative Agent such other fees in the amounts and at the times separately agreed upon between Company and Administrative Agent.
2.4     Repayments, Prepayments and Reductions in Loans and Revolving Loan
        ------------------------------------------------------------------
Commitments; General Provisions Regarding Payments; Application of Proceeds of
     -------------------------------------------------------------------------
Collateral and Payments Under Subsidiary Guaranty.
 ------------------------------------------------
A.     Scheduled  Payments  of  Term  Loans.
(i)     Scheduled  Payments  of  Tranche  A  Term  Loans.  Company  shall  make
        ------------------------------------------------
principal payments on the Tranche A Term Loans in installments on the dates and in the amounts set forth below:
                                 Scheduled Repayment
              Scheduled Repayment Date     of Tranche A Term Loans
              ------------------------     -----------------------
                          July 28, 2000     $2,500,000
                         October 27, 2000     $2,500,000
                         January 26, 2001     $2,500,000
                          April 27, 2001     $2,500,000
                          July 27, 2001     $3,750,000
                         October 26, 2001     $3,750,000
                         January 25, 2002     $3,750,000
                          April 26, 2002     $3,750,000
                          July 26, 2002     $5,000,000
                         October 25, 2002     $5,000,000
                         January 24, 2003     $5,000,000
                          April 25, 2003     $5,000,000
                          July 25, 2003     $6,250,000
                         October 24, 2003     $6,250,000
                         January 23, 2004     $6,250,000
                          April 23, 2004     $6,250,000
                          July 23, 2004     $7,500,000
                         October 22, 2004     $7,500,000
                         January 28, 2005     $7,500,000
                          March 2, 2005     $7,500,000
                                            ----------
                              Total     $100,000,000

;  provided  that  the scheduled installments of principal of the Tranche A Term
   --------
Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans in accordance with subsection 2.4B(iv); provided further that the Tranche A Term Loans and all other amounts
           --------  -------
owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than March 2, 2005, and the final installment payable by Company in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche A Term Loans; and provided further that in the event that the aggregate principal amount of
     --------  -------
the Tranche A Term Loans is increased pursuant to subsection 2.1A(vi), then each scheduled principal repayment to be made after such increase becomes effective shall be increased by an amount equal to (a) the aggregate principal amount of the increase in the Tranche A Term Loans pursuant to subsection 2.1A(vi) multiplied by (b) an amount equal to (x) such scheduled repayment amount divided
       --- --                                                            -------
by  (y)  the aggregate principal amount of the Tranche A Term Loans to be repaid
--
immediately prior to giving effect to the increase in the Tranche A Term Loans made pursuant to subsection 2.1A(vi).
(ii)     Scheduled  Payments  of  Tranche  B  Term  Loans.  Company  shall  make
         ------------------------------------------------
principal payments on the Tranche B Term Loans in installments on the dates and in the amounts set forth below:
                                 Scheduled Repayment
                                     of Tranche B
                     Scheduled Repayment Date     Term Loans
                     ------------------------     ----------
                        July 28, 2000     $      500,000
                       October 27, 2000     $      500,000
                       January 26, 2001     $      500,000
                        April 27, 2001     $      500,000
                        July 27, 2001     $      500,000
                       October 26, 2001     $      500,000
                       January 25, 2002     $      500,000
                        April 26, 2002     $      500,000
                        July 26, 2002     $      500,000
                       October 25, 2002     $      500,000
                       January 24, 2003     $      500,000
                        April 25, 2003     $      500,000
                        July 25, 2003     $      500,000
                       October 24, 2003     $      500,000
                       January 23, 2004     $      500,000
                        April 23, 2004     $      500,000
                        July 23, 2004     $      500,000
                       October 22, 2004     $      500,000
                       January 28, 2005     $      500,000
                        April 22, 2005     $      500,000
                         July 22, 2005     $ 47,500,000
                        October 28, 2005     $ 47,500,000
                        January 27, 2006     $ 47,500,000
                         March 2, 2006     $ 47,500,000
                                           ------------
                              Total     $200,000,000

;  provided  that  the scheduled installments of principal of the Tranche B Term
   --------
Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with subsection 2.4B(iv); provided further that the Tranche B Term Loans and all other amounts
           --------  -------
owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than March 2, 2006, and the final installment payable by Company in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B Term Loans; and provided further that in the event that the aggregate principal amount of
     --------  -------
the Tranche B Term Loans is increased pursuant to subsection 2.1A(vi), then each scheduled principal repayment to be made after such increase becomes effective shall be increased by an amount equal to (a) the aggregate principal amount of the increase in the Tranche B Term Loans pursuant to subsection 2.1A(vi) multiplied by (b) an amount equal to (x) such scheduled repayment amount divided
       --- --                                                            -------
by  (y)  the aggregate principal amount of the Tranche B Term Loans to be repaid
--
immediately prior to giving effect to the increase in the Tranche B Term Loans made pursuant to subsection 2.1A(vi).
(iii)     Scheduled  Payments  of  Tranche  C  Term  Loans.  Company  shall make
          ------------------------------------------------
principal payments on the Tranche C Term Loans in installments on the dates and in the amounts set forth below:
                                 Scheduled Repayment
              Scheduled Repayment Date     of Tranche C Term Loans
              ------------------------     -----------------------
                        July 28, 2000     $      437,500
                       October 27, 2000     $      437,500
                       January 26, 2001     $      437,500
                        April 27, 2001     $      437,500
                        July 27, 2001     $      437,500
                       October 26, 2001     $      437,500
                       January 25, 2002     $      437,500
                        April 26, 2002     $      437,500
                        July 26, 2002     $      437,500
                       October 25, 2002     $      437,500
                       January 24, 2003     $      437,500
                        April 25, 2003     $      437,500
                        July 25, 2003     $      437,500
                       October 24, 2003     $      437,500
                       January 23, 2004     $      437,500
                        April 23, 2004     $      437,500
                        July 23, 2004     $      437,500
                       October 22, 2004     $      437,500
                       January 28, 2005     $      437,500
                        April 22, 2005     $      437,500
                        July 22, 2005     $      437,500
                       October 28, 2005     $      437,500
                       January 27, 2006     $      437,500
                        April 28, 2006     $      437,500
                         July 28, 2006     $ 41,125,000
                        October 27, 2006     $ 41,125,000
                        January 26, 2007     $ 41,125,000
                         March 2, 2007     $ 41,125,000
                                           ------------
                              Total     $175,000,000

;  provided  that  the scheduled installments of principal of the Tranche C Term
   --------
Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche C Term Loans in accordance with subsection 2.4B(iv); provided further that the Tranche C Term Loans and all other amounts
           --------  -------
owed hereunder with respect to the Tranche C Term Loans shall be paid in full no later than March 2, 2007, and the final installment payable by Company in respect of the Tranche C Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche C Term Loans; and provided further that in the event that the aggregate principal amount of
     --------  -------
the Tranche C Term Loans is increased pursuant to subsection 2.1A(vi), then each scheduled principal repayment to be made after such increase becomes effective shall be increased by an amount equal to (a) the aggregate principal amount of the increase in the Tranche C Term Loans pursuant to subsection 2.1A(vi) multiplied by (b) an amount equal to (x) such scheduled repayment amount divided
       --- --                                                            -------
by  (y)  the aggregate principal amount of the Tranche C Term Loans to be repaid
--
immediately prior to giving effect to the increase in the Tranche C Term Loans made pursuant to subsection 2.1A(vi).
B.     Prepayments and Reductions in Revolving Loan Commitments.
(i)     Voluntary  Prepayments.  Company  may, upon written or telephonic notice
        ----------------------
to Administrative Agent on or prior to 12:00 Noon (New York City time) on the date of prepayment, which notice, if telephonic, shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan on any Business Day in whole or in part in an aggregate minimum amount of $250,000 and integral multiples of $250,000 in excess of that amount. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount; provided, however, that a Eurodollar Rate
                                       --------  -------
Loan may only be prepaid on the expiration of the Interest Period applicable thereto. Any voluntary prepayment of Tranche B Term Loans and/or Tranche C Term Loans made pursuant to this subsection 2.4B(i) by Company (1) after the Effective Date and on or prior to the first anniversary of the Effective Date shall be subject to the payment of a premium of 1.00% of the principal amount of Loans so prepaid, (2) after the first anniversary of the Effective Date and on or prior to the second anniversary of the Effective Date shall be subject to the payment of a premium of 0.50% of the principal amount of Loans so prepaid and
(3) after the second anniversary of the Effective Date shall not be subject to any prepayment premium. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).
(ii)     Voluntary Reductions of Revolving Loan Commitments.  Company may, upon
         --------------------------------------------------
not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial
                                                --------
reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share.
(iii)     Mandatory Prepayments and Mandatory Reductions of Revolving Loan
          ----------------------------------------------------------------
Commitments.  The Loans shall be prepaid and/or the Revolving Loan Commitments
     ------
shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):
(a)     Prepayments  and Reductions From Net Asset Sale Proceeds.  No later than
        --------------------------------------------------------
the first Business Day following the date of receipt by Company or any of its Restricted Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale (other than an Asset Sale of the Las Vegas Facility), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of the amount of such Net Asset Sale Proceeds;
     provided, however, that such Net Asset Sale Proceeds received by Company or
     --------  -------
any of its Restricted Subsidiaries from any Asset Sales permitted under subsection 7.7(vi) shall be excluded from the requirements of this subsection 2.4B(iii)(a) to the extent such proceeds are reinvested or committed in writing to be reinvested in a Related Business within 180 days after receipt of such proceeds; provided further that, if any such Net Asset Sale Proceeds are not so
           -------- -------
reinvested or committed in writing to be reinvested within such 180 day period, then such proceeds shall be applied as required by this subsection 2.4B(iii)(a).
(b)     Prepayments and Reductions from Net Insurance/Condemnation Proceeds.  No
        -------------------------------------------------------------------
later than the first Business Day following the date of receipt by Administrative Agent or by Company or any of its Restricted Subsidiaries of any Net Insurance/ Condemnation Proceeds, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 100% of the amount of such Net Insurance/Condemnation Proceeds; provided, however, such Net Insurance/Condemnation Proceeds received by Company
       -  -------
or any of its Restricted Subsidiaries shall be excluded from the requirements of this subsection 2.4B(iii)(b) to the extent that (i) under the terms of any lease or other agreement existing on the Effective Date such Net Insurance/Condemnation Proceeds are required to be used to replace, rebuild or repair the asset so damaged, destroyed or taken, or (ii) Company or the applicable Restricted Subsidiary determines to utilize such Net Insurance/Condemnation Proceeds to replace, rebuild or repair the asset, damaged, destroyed or taken, and in each case referred to in clauses (i) and
(ii) above, Company or such Restricted Subsidiary so utilizes or has committed in writing to so utilize such Net Insurance/Condemnation Proceeds within 180 days after the receipt of such proceeds; provided further that, if any such Net
                                         -------- -------
Insurance/Condemnation Proceeds are not so utilized or committed in writing to be utilized within such 180 day period, then such proceeds shall be applied as required by this subsection 2.4B(iii)(b).
(c)     Prepayments and Reductions Due to Issuance of Debt Securities.  On the
        -------------------------------------------------------------
date of receipt by Company of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Debt Proceeds") from the issuance of any debt Securities (other than the issuance of Indebtedness permitted under subsections 7.1(i)-(vi) and (ix), and the issuance of Indebtedness permitted under subsection 7.1(viii) if such Indebtedness is issued for the purpose of refinancing any of the then outstanding Types of Term Loans) of Company after the Effective Date, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 75% of such Net Debt Proceeds.
(d)     Prepayments and Reductions in Connection with the Secondary Acquisition.
        -----------------------------------------------------------------------
In the event that the Secondary Acquisition does not close on or before June 30, 2001, then on such date Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to $14,500,000. If the Secondary Acquisition closes on or before June 30, 2001 and Company or any of its Restricted Subsidiaries subsequently makes an Asset Sale of the Las Vegas Facility, then, no later than the first Business Day following the date of receipt by Company or such Restricted Subsidiary of the Net Asset Sale Proceeds in respect of such Asset Sale, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the lesser of (x) $14,500,000, and (y) an amount equal to the Net Asset Sale Proceeds for the Las Vegas Facility.
(e)     Calculations of Net Proceeds Amounts; Additional Prepayments and
        ----------------------------------------------------------------
Reductions Based on Subsequent Calculations.  Concurrently with any prepayment
       ------------------------------------
of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(d), Company shall deliver to Administrative Agent an Officer's Certificate demonstrating the calculation of the amount (the "Net Proceeds Amount") of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or the applicable Net Debt Proceeds (as such term is defined in subsection 2.4B(iii)(c)), as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officer's Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officer's Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.
(f)     Prepayments Due to Reductions or Restrictions of Revolving Loan
        ---------------------------------------------------------------
Commitments.  Company shall from time to time prepay first the Swing Line Loans,
        ---                                          -----
and second the Revolving Loans to the extent necessary so that the Total
    ------
Utilization of Revolving Loan Commitments shall not at any time exceed the
    ---
Revolving Loan Commitments then in effect.
    -
(iv)     Application  of  Prepayments.
         ----------------------------
(a)     Application  of  Voluntary  Prepayments  by  Type  of Loans and Order of
        ------------------------------------------------------------------------
Maturity.  Any  voluntary  prepayments  pursuant  to subsection 2.4B(i) shall be
     ---
applied as specified by Company in the applicable notice of prepayment; provided
                                                                        --------
     that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay
                                                                  -----
outstanding  Swing  Line  Loans  to  the  full  extent  thereof, second to repay
                                                                 ------
outstanding  Revolving  Loans  to  the  full  extent thereof, and third to repay
                                                                  -----
ratably the outstanding Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans to the full extent thereof. Any voluntary prepayments of Tranche A Term Loans, Tranche B Term Loans and/or Tranche C Term Loans shall be applied ratably to the Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans and shall be applied to the scheduled installments thereof set forth in subsections 2.4A(i), 2.4A(ii) and 2.4A(iii), respectively, in inverse order of maturity; provided, however, that Company, at its option, may apply such
           --------   -------
voluntary  prepayments  first to reduce the immediately succeeding two scheduled
                        -----
installments of principal of Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans set forth in subsections 2.4A(i), 2.4A(ii) and 2.4A(iii), respectively, and second, to the extent of any remaining portion of such
                    ------
voluntary prepayments, to reduce the scheduled installments of principal of Tranche A Term Loans, Tranche B Term Loans and Tranche C Term Loans set forth in subsections 2.4A(i), 2.4A(ii) and 2.4A(iii), respectively, in inverse order of maturity.
(b)     Application of Mandatory Prepayments by Type of Loans.  Any amount (the
        -----------------------------------------------------
"Applied Amount") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(d) shall be applied first to the ratable prepayment of the Tranche
                                  -----
A Term Loans, Tranche B Term Loans and Tranche C Term Loans to the full extent thereof, second, to the extent of any remaining portion of the Applied Amount,
         ------
to the prepayment of the Swing Line Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, third, to the extent of any remaining portion of the Applied Amount,
            -----
to the prepayment of the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, and fourth, to the extent of any remaining portion of the Applied
                ------
Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof; provided that Lenders with Tranche B Term Loans and/or Tranche C
                --------
Term Loans outstanding may waive the right to receive up to 50% of the amount of such mandatory prepayment, and if any such Lender so elects, the amount that would otherwise have been applied as a mandatory prepayment of such Lender's Tranche B Term Loan and/or Tranche C Term Loan shall be applied to the prepayment of the Tranche A Term Loans until such Loans are paid in full and then applied on a pro rata basis to reduce the scheduled installments of principal of such Lender's Tranche B Term Loan and/or Tranche C Term Loan in inverse order of maturity.
(c)     Application of Mandatory Prepayments of Term Loans by Order of Maturity.
        -----------------------------------------------------------------------
Any mandatory prepayments of any Type of Term Loans pursuant to subsection 2.4B(iii) shall be applied to reduce the scheduled installments of principal of such Type of Term Loans set forth in subsection 2.4A in inverse order of maturity.
(d)     Application of Prepayments to Base Rate Loans and Eurodollar Rate Loans.
        -----------------------------------------------------------------------
Subject to the immediately following sentence, considering each Type of Loan being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D. If on any day on which Loans would otherwise be required to be prepaid pursuant to subsection 2.4B(iii), but for the operation of this subsection 2.4B(iv)(d) (each a "Prepayment Date"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of the Loans which consist of Base Rate Loans, and no Event of Default or Potential Event of Default has occurred and is continuing or would occur as a result thereof, then on such Prepayment Date, Company may, at its option, deposit Cash into an investment account with Administrative Agent (the "Investment Account") in an amount equal to such excess; provided that (x) Company shall grant to Administrative Agent, on behalf
        --------
of Lenders, a perfected security interest in such Investment Account and shall execute and deliver such agreements and instruments as Administrative Agent may reasonably request in order to perfect such security interest, and (y) Administrative Agent shall invest such Cash in Cash Equivalents only. If Company makes such deposit (a) only the outstanding Base Rate Loans shall be required to be prepaid on such Prepayment Date, and (b) on the last day of each Interest Period in effect after such Prepayment Date, Administrative Agent is irrevocably authorized and directed to apply funds held in the Investment Account (and liquidate investments held in the Investment Account as necessary) to prepay the Eurodollar Rate Loans for which the Interest Period is then ending until the aggregate of such prepayments equals the prepayment which would have been required on such Prepayment Date but for the operation of this subsection 2.4(iv)(d). So long as no Event of Default or Potential Event of Default has occurred and is continuing or would occur as a result thereof, at such time as the aggregate prepayments made pursuant to the immediately preceding sentence equals the prepayment which would have been required on such Prepayment Date but for the operation of this subsection 2.4B(iv)(d) (and excluding any amounts which would otherwise have been required to be paid under subsection 2.6D), any amounts remaining in the Investment Account after such prepayments, which amounts are attributable to the deposit made on the applicable Prepayment Date or to net income earned on such deposit, shall be remitted to an account designated by Company.
(e)     Prepayment Premiums.  Any mandatory prepayment by Company of Tranche B
        -------------------
Term Loans and/or Tranche C Term Loans made pursuant to subsection 2.4B(iii) (other than any mandatory prepayments made pursuant to subsection 2.4B(iii)(d))
(1) after the Effective Date and on or prior to the first anniversary of the Effective Date shall be subject to the payment of a premium of 1.00% of the principal amount of Loans so prepaid, (2) after the first anniversary of the Effective Date and on or prior to the second anniversary of the Effective Date shall be subject to the payment of a premium of 0.50% of the principal amount of Loans so prepaid, and (3) after the second anniversary of the Effective Date shall not be subject to any prepayment premium.
C.     General Provisions Regarding Payments.
(i)     Manner  and  Time  of  Payment.  All  payments  by Company of principal,
        ------------------------------
interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 1:00 P.M. (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).
(ii)     Application of Payments to Principal and Interest.  Except as provided
         -------------------------------------------------
in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.
(iii)     Apportionment of Payments.  Aggregate principal and interest payments
          -------------------------
and any prepayment premiums in respect of each Type of Loan shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.
(iv)     Payments on Business Days.  Whenever any payment to be made hereunder
         -------------------------
shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.
(v)     Notation of Payment.  Each Lender agrees that before disposing of any
        -------------------
Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any
                                      --------
error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.
D.     Application of Proceeds of Collateral and Payments Under Subsidiary
Guaranty.
(i)     Application of Proceeds of Collateral.  Except as provided in subsection
        -------------------------------------
     2.4B(iii)(a) with respect to prepayments from Net Asset Sale Proceeds and in subsection 2.4B(iii)(b) with respect to prepayments from Net Insurance/Condemnation Proceeds, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:
(a) To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Administrative Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise  of  any  right  or  remedy  under  such  Collateral  Document,  all in accordance  with  the  terms  of  this  Agreement  and such Collateral Document;
(b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof; and
(c) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
(ii)     Application  of  Payments  Under  Subsidiary  Guaranty.  All  payments
         ------------------------------------------------------
received by Administrative Agent under the Subsidiary Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:
(a) To the payment of the costs and expenses of any collection or other realization under the Subsidiary Guaranty, including reasonable compensation to Administrative Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Administrative Agent in connection therewith, all in accordance with the terms of this Agreement and the Subsidiary Guaranty;
(b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in the Subsidiary Guaranty) for the ratable benefit of the holders thereof; and
(c) thereafter, to the extent of any excess such payments, to the payment to the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
2.5     Use of Proceeds.
        ---------------
A. Term Loans. The proceeds of the Term Loans shall be applied by Company to fund the Effective Date Financing Requirements and for the purposes set forth in  clause  (x)  of  subsection  2.5B.
B. Excess Term Loans, Revolving Loans; Swing Line Loans. (x) The proceeds of the Term Loans not used by Company to fund the Effective Date Financing Requirements, and (y) the proceeds of any Revolving Loans and any Swing Line Loans shall be applied by Company for working capital and general corporate purposes, which may include the consummation of the Secondary Acquisition and the making of intercompany loans to any of Company's wholly-owned Restricted Subsidiaries, in accordance with subsection 7.1(iii), for their own working capital and general corporate purposes.
C. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.
2.6     Special Provisions Governing Eurodollar Rate Loans.
        --------------------------------------------------
     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:
A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.
B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.
C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.
D. Compensation For Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement, or (v) as a consequence of becoming a Replaced Lender pursuant to subsection 2.8B.
E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.
F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans
    ----  -------
in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.
G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.
2.7     Increased Costs; Taxes; Capital Adequacy.
        ----------------------------------------
A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):
(i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest,  fees  or  any  other  amount  payable  hereunder;
(ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or
(iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;
and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error; provided, however, that Company shall
                                           --------  -------
be liable for such additional amounts only if such Lender shall have delivered such written statement to Company within 90 days after such Lender shall have made such determination of any such increased costs; and provided further that
                                                           -------- -------
if such Lender delivers such written statement after such 90 day period, then Company shall be liable only for such additional amounts arising after delivery to Company of such written statement.
B.     Withholding of Taxes.
(i)     Payments  to  Be Free and Clear.  All sums payable by Company under this
        -------------------------------
Agreement  and  the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.
(ii)     Grossing-up of Payments.  If Company or any other Person is required by
         -----------------------
law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:
(a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;
(b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;
(c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and
(d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;
provided  that  no  such  additional  amount shall be required to be paid to any
--------
Lender  under  clause  (c)  above except to the extent that any change after the
----
date hereof (in the case of each Lender listed on the signature pages hereof) or
---
after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment
Agreement,  as  the  case  may  be,  in  respect  of  payments  to  such Lender.
(iii)     Evidence  of  Exemption  from  U.S.  Withholding  Tax.
          -----------------------------------------------------
(a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Domestic Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.
(b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Domestic Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or
(2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.
(c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of
           --------
subsection 2.7B(iii)(a) on the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).
C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.
2.8     Obligation of Lenders and Issuing Lenders to Mitigate; Replacement of
        ---------------------------------------------------------------------
Lender.
  ----
     A. Mitigation. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize
  ------
such  other  lending or letter of credit office pursuant to this subsection 2.8A
  -
unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8A (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.
B. Replacement of Lender. If Company receives a notice pursuant to subsection 2.7A, 2.7C or 3.6 or a notice from any applicable Gaming Authority that a Lender is no longer qualified to make Loans to Company under the applicable Gaming Laws (and such Lender is notified by Company and Administrative Agent in writing of such disqualification), Company shall have the right, if no Potential Event of Default or Event of Default then exists, to replace such Lender (a "Replaced Lender") with one or more Eligible Assignees (collectively, the "Replacement Lender") acceptable to Administrative Agent;
provided  that  (i)  at  the time of any replacement pursuant to this subsection
   -----
2.8B, the Replacement Lender shall enter into one or more Assignment Agreements pursuant to subsection 10.1B (and with all fees payable pursuant to such subsection 10.1B to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of, and in each case participations in Letters of Credit and Swing Line Loans by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of all outstanding Loans of the Replaced Lender and (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawings with respect to Letters of Credit (which at such time remains an unpaid drawing) issued by it to the extent such amount was not theretofore funded by such Replaced Lender, and (z) Swing Line Lender an amount equal to such Replaced Lender's Pro Rata Share of any Refunded Swing Line Loans to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations (including, without limitation, all such amounts, if any, owing under subsection 2.6D) of Company owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement. All accrued but unpaid interest, commitment fees and letter of credit fees and other amounts payable to the Replaced Lender shall be paid in accordance with the terms set forth in the respective Assignment Agreement. Upon the execution and delivery of the respective Assignment Agreements, the payment of amounts referred to in clauses (i) and (ii) above and delivery to the Replacement Lender of the appropriate Note or Notes executed by Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification and confidentiality provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification and confidentiality provisions shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a Standby Letter of Credit in form and substance, and issued by an issuer, satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender or the cancellation and return of such outstanding Letter of Credit) have been made with respect to such outstanding Letters of Credit.
Section 3.     LETTERS OF CREDIT
3.1     Issuance of Letters of Credit and Lenders' Purchase of Participations
        ---------------------------------------------------------------------
Therein.
  -----
A. Letters of Credit. In addition to Company requesting that Revolving Lenders make Revolving Loans pursuant to subsection 2.1A(iv) and that Swing Line
     Lender make Swing Line Loans pursuant to subsection 2.1A(v), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Effective Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit for the account of Company for the purposes specified in the definition of Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Revolving Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided
                                                                        --------
that Company shall not request that any Revolving Lender issue (and no Revolving Lender shall issue):
(i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan
Commitments  then  in  effect;
(ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $15,000,000;
(iii) any Letter of Credit having an expiration date later than the earlier of (a) the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Letter of Credit; provided that the
                                                             --------
immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided further that such
                                                  -------- -------
Issuing Lender shall elect not to extend such Letter of Credit if it has knowledge that an Event of Default or Potential Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension;
(iv) any Letter of Credit for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in
Section 547 of the Bankruptcy Code); and
(v)     any Letter of Credit denominated in a currency other than Dollars.
B.     Mechanics of Issuance.
(i)     Notice  of  Issuance.  Whenever Company desires the issuance of a Letter
        --------------------
of Credit, it shall deliver to Administrative Agent a Notice of Issuance of Letter of Credit substantially in the form of Exhibit III annexed hereto no
                                                   -----------
later than 11:00 A.M. (New York City time) at least three Business Days, or such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business Day), (b) the face amount of the Letter of Credit, (c) the expiration date of the Letter of Credit, (d) the name and address of the beneficiary, and (e) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit and in the event CIBC is the Issuing Lender, such Notice of Issuance of Letter of Credit shall attach a current application form from CIBC with respect to the issuance of such Letter of Credit; provided that the Issuing Lender, in its reasonable
                     --------
discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and provided further that no Letter of Credit shall require
                         -------- -------
payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.
     Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.
(ii)     Determination  of  Issuing Lender. Upon receipt by Administrative Agent
         ---------------------------------
of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Revolving Lender to issue such Letter of Credit by delivering to such Revolving Lender a copy of the applicable Notice of Issuance of Letter of Credit. Any Revolving Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Revolving Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans and Swing Line Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect.
(iii)     Issuance of Letter of Credit.  Upon satisfaction or waiver (in
          ----------------------------
accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.
C. Revolving Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.
3.2     Letter of Credit Fees.
        ---------------------
     Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:
(i) with respect to each Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 0.25% per annum of the daily amount available to be drawn under such Letter of Credit, and (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders, equal to the daily amount available to be drawn under such Letter of Credit multiplied by the Applicable Eurodollar Margin, each such
                    --------------
fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) the last Business Day of each March, June, September and December of each year commencing on the first such date to occur after the Effective Date, and computed on the basis of a 360-day year for the actual number of days elapsed; and
(ii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.
For purposes of calculating any fees payable under clause (i) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by Administrative Agent of any amount described in clause (i)(b) of this subsection 3.2, Administrative Agent shall distribute to each Revolving
Lender  its  Pro  Rata  Share  of  such  amount.
3.3     Drawings and Reimbursement of Amounts Paid Under Letters of Credit.
        ------------------------------------------------------------------
A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.
B. Reimbursement by Company of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided that, anything contained
                                             --------
in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and
(ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such honored drawing; and provided further that
                                                           -------- -------
if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.
C. Payment by Revolving Lenders of Unreimbursed Amounts Paid Under Letters of Credit.
(i)     Payment  by Revolving Lenders.  In the event that Company shall fail for
        -----------------------------
any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount equal to the amount of any drawing honored by such Issuing Lender under a
     Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Revolving Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Revolving Lender fails to make available to such Issuing Lender on such business day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Revolving Lender to recover from any Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.
(ii)     Distribution to Revolving Lenders of Reimbursements Received From
         -----------------------------------------------------------------
Company.  In the event any Issuing Lender shall have been reimbursed by other
     --
Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.
D.     Interest on Amounts Paid Under Letters of Credit.
(i)     Payment  of  Interest by Company.  Company agrees to pay to each Issuing
        --------------------------------
Lender, with respect to drawings honored under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to
(a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to
     Revolving  Loans  that are Base Rate Loans and (b) thereafter, a rate which is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 365-day or 366-day year, as the case may be, for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.
(ii)     Distribution of Interest Payments by Issuing Lender.  Promptly upon
         ---------------------------------------------------
receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it,
(a) such Issuing Lender shall distribute to each other Revolving Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Revolving Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Revolving Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.
3.4     Obligations Absolute.
        --------------------
     The obligation of Company to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:
(i)     any  lack  of  validity  or  enforceability  of  any  Letter  of Credit;
(ii) the existence of any claim, set-off, defense or other right which Company or any Revolving Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);
(iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;
(v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;
(vi)     any breach of this Agreement or any other Loan Document by any party thereto;
(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or
(viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;
provided,  in each case, that payment by the applicable Issuing Lender under the
--------
applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).
3.5     Indemnification; Nature of Issuing Lenders' Duties.
        --------------------------------------------------
A. Indemnification. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").
B. Nature of Issuing Lenders' Duties. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.
     In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.
Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability to the extent arising out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.
3.6     Increased Costs and Taxes Relating to Letters of Credit.
        -------------------------------------------------------
     Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Issuing Lender or Revolving Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof
(including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Revolving Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):
(i) subjects such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Revolving Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this
Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;
(ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Revolving Lender; or
(iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;
and the result of any of the foregoing is to increase the cost to such Issuing Lender or Revolving Lender of agreeing to issue, issuing or maintaining any
Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Revolving Lender (or its applicable lending or letter of credit office) with respect thereto; then, in any case, Company shall promptly pay to such Issuing Lender or Revolving Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Revolving Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Revolving Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Issuing Lender or Revolving Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error; provided, however, that Company shall be liable for such
                        --------  -------
additional amounts only if such Revolving Lender shall have delivered such written statement to Company within 90 days after such Revolving Lender shall have made such determination of any such increased costs; and provided further
                                                                -------- -------
that if such Revolving Lender delivers such written statement after such 90 day period, then Company shall be liable only for such additional amounts arising after delivery to Company of such written statement.
Section 4.     CONDITIONS TO LOANS AND LETTERS OF CREDIT
     The obligations of Lenders to make Loans and the issuance of Letters of Credit hereunder are subject to the prior or concurrent satisfaction of the following conditions.
4.1     Conditions to Term Loans, Revolving Loans and Swing Line Loans.
        --------------------------------------------------------------
     The obligations of Lenders to make the Loans to be made on the Effective Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:
A. Corporate Documents. On or before the Effective Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to
Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Effective Date:
(i) Certified copies of the Certificate or Articles of Incorporation or other comparable formation documents, as the case may be, of Company and each New Loan Party, together with a good standing certificate from the Secretary of State of its respective jurisdiction of incorporation or formation and each other state in which such Person is qualified as a foreign corporation or other entity to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions,  each  dated  a  recent  date  prior  to  the  Effective  Date;
(ii) Copies of the Bylaws or other comparable charter documents, as the case may be, of Company and each New Loan Party, certified as of the Effective Date by such Person's corporate secretary or an assistant secretary;
(iii) Resolutions of the Board of Directors, General Partner or other comparable governing body or entity, as the case may be, of Company and each New Loan Party approving and authorizing the execution, delivery and performance of the Loan Documents and Related Agreements to which such Person is a party, certified as of the Effective Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;
(iv) an Officer's Certificate of the Company, in form and substance satisfactory to Administrative Agent, to the effect that none of the formation documents, charter documents and resolutions delivered by the Existing Subsidiaries on the Closing Date pursuant to subsection 4.1A(i)-(iii) of the Existing Credit Agreement have been cancelled, replaced, amended, supplemented or otherwise modified, except for the formation documents, charter documents and
                       ------
resolutions attached as exhibits to the Officer's Certificate;
(v) Signature and incumbency certificates of the officers or entities, as the case may be, of each Loan Party that has executed or executes any Loan Documents on or before the Effective Date;
(vi)     Executed originals of the Loan Documents to which such Person is a party; and
(vii)     Such other documents as Administrative Agent may reasonably request.
B. No Material Adverse Effect. Since April 25, 1999, no Material Adverse Effect (in the sole opinion of Administrative Agent) shall have occurred.
C. Corporate and Capital Structure. The corporate organizational structure and capital structure of Company and its Subsidiaries, both before and after giving effect to the Primary Acquisition, shall be as set forth on Schedule 4.1C
                                                                   -------------
annexed hereto.
D. Management, Etc. The management structure of Company and its Subsidiaries after giving effect to the Primary Acquisition shall be as set forth on Schedule 4.1C annexed hereto, and Administrative Agent shall have
         -------------
received copies of, and shall be satisfied with the form and substance of, any and all employment contracts with senior management of Company and its Subsidiaries.
E.     Primary  Acquisition.
(i)     With  respect  to  the  Lady  Luck  Acquisition:
(a)     Consummation  of  Merger.  Contemporaneously with the application of the
        ------------------------
proceeds of the initial Loans to be made on the Effective Date, the closing of the Merger shall have been consummated in all respects in accordance with the Merger Agreement and no term or condition of the Merger Agreement shall have been amended, supplemented, waived or otherwise modified in any respect determined by Administrative Agent to be material (including, without limitation, any increase in the price to be paid for the Lady Luck Common Stock to an amount in excess of $12.00 per share) without the consent of Administrative Agent;
(b)     Conditions to Merger.  All conditions to the Merger set forth in the
        --------------------
Merger Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent;
(c)     Effectiveness of Merger.  The Merger shall have become effective in
        -----------------------
accordance with the terms of the Merger Agreement and the Delaware General Corporation Law; and
(d)     Delaware Filings.  Administrative Agent shall have received satisfactory
        ----------------
evidence of the filing of the documents with the Secretary of State of the State of Delaware effecting the Merger on the Effective Date;
(ii) With respect to the Bettendorf Acquisition, all conditions to the Bettendorf Acquisition set forth in the Bettendorf Merger Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent;
(iii) With respect to the Las Vegas Acquisition, all conditions to the First Closing (as defined in the Las Vegas Purchase Agreement) of the Las Vegas Acquisition set forth in the Las Vegas Purchase Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived with the consent of Administrative Agent;
(iv) The aggregate purchase price of the Primary Acquisition (including Transaction Costs related thereto) shall not exceed $433,000,000, consisting of Cash, the refinancing of Refinanced Indebtedness and the Redemption; and
(v) Administrative Agent shall have received an Officer's Certificate of Company, dated the Effective Date, certifying that the conditions specified in clauses (i), (ii), (iii) and (iv) above have been fulfilled, and certifying as to the total number of shares of Lady Luck Common Stock outstanding on a fully diluted basis as of the Effective Date.
F.     Related Agreements.
(i)     Form of Related Agreements.  Each Related Agreement shall be in form and
        --------------------------
     substance  satisfactory  to  Administrative  Agent.
(ii)     Related Agreements in Full Force and Effect.  Administrative Agent
         -------------------------------------------
shall have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, and each Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Administrative Agent to be material, in each case without the consent of Administrative Agent.
G.     Matters Relating to Existing Indebtedness of Company and its
Subsidiaries.
(i)     Termination of Existing Indebtedness and Related Liens; Existing Letters
        ------------------------------------------------------------------------
     of  Credit.  Each  of  the Refinanced Indebtedness of Company or any of its
     ----------
Subsidiaries is identified as "Refinanced Indebtedness" on Schedule 4.1G annexed
                                                           -------------
hereto. On the Effective Date, Company and its Subsidiaries shall have (a) repaid in full or otherwise refinanced all of the Refinanced Indebtedness (the aggregate principal amount of which Indebtedness shall not exceed $291,318,000),
(b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Company and its Subsidiaries thereunder, and (d) made arrangements satisfactory to Administrative Agent with respect to the cancellation or replacement of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Company and its Subsidiaries with respect thereto.
(ii)     Existing Indebtedness to Remain Outstanding.  Administrative Agent
         -------------------------------------------
shall have received an Officer's Certificate of Company stating that, after giving effect to the transactions described in this subsection 4.1G, the Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents and the Subordinated Notes) shall consist of approximately $23,031,000 in aggregate principal amount of outstanding Indebtedness and Capital Leases described in Schedule 7.1 annexed hereto. The terms and conditions of all such
             ------------
Indebtedness shall be in form and in substance satisfactory to Administrative Agent and Requisite Lenders.
H. Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Primary Acquisition, the other transactions contemplated by the Loan Documents and the Related Agreements, and the continued operation of the business conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the consummation of the Primary Acquisition, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Primary Acquisition or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.
I. Effective Date Mortgages; Effective Date Mortgage Policies; Etc. Administrative Agent shall have received from Company and each applicable Subsidiary Guarantor:
(i)     Effective  Date Mortgages.  Fully executed and notarized Mortgages (each
        -------------------------
an "Effective Date Mortgage" and, collectively, the "Effective Date Mortgages") in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in Schedule 4.1I
                                                                   -------------
annexed hereto (each an "Effective Date Mortgaged Property" and, collectively, the "Effective Date Mortgaged Properties");
(ii)     Opinions of Local Counsel.  An opinion of counsel (which counsel shall
         -------------------------
be reasonably satisfactory to Administrative Agent) in each state in which an Effective Date Mortgaged Property is located with respect to the enforceability of the form(s) of Effective Date Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;
(iii)     Landlord Consents and Estoppels; Recorded Leasehold Interests.  In the
          -------------------------------------------------------------
case of each Effective Date Mortgaged Property consisting of a Material Leasehold Property, (a) a Landlord Consent and Estoppel with respect thereto and
(b) evidence that such Material Leasehold Property is a Recorded Leasehold Interest;
(iv)     Title Insurance.  (a) ALTA extended coverage title insurance policies
         ---------------
or unconditional commitments therefor (the "Effective Date Mortgage Policies") issued by the Title Company with respect to the Effective Date Mortgaged Properties listed in Part A of Schedule 4.1I annexed hereto, in amounts
                               -------------
satisfactory to Administrative Agent with respect to any particular Effective Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Effective Date Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable Effective Date Mortgages create valid and enforceable First Priority mortgage Liens on the Effective Date Mortgaged Properties encumbered thereby, subject only to Permitted Encumbrances, which Effective Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Effective Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Effective Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Effective Date Mortgages in the appropriate real estate records;
(v)     Title Reports.  With respect to each Effective Date Mortgaged Property
        -------------
listed in Part B of Schedule 4.1I annexed hereto, a title report issued by the
                    -------------
Title Company with respect thereto, dated not more than 30 days prior to the Effective Date and satisfactory in form and substance to Administrative Agent;
(vi)     Copies of Documents Relating to Title Exceptions.  Copies of all
         ------------------------------------------------
recorded documents listed as exceptions to title or otherwise referred to in the Effective Date Mortgage Policies or in the title reports delivered pursuant to subsection 4.1I(v);
(vii)     Matters Relating to Flood Hazard Properties.  (a) Evidence, which may
          -------------------------------------------
be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Effective Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and
(viii)     Environmental Indemnity.  One or more environmental indemnity
           -----------------------
agreements, satisfactory in form and substance to Administrative Agent and its counsel, with respect to the indemnification of Administrative Agent and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.
J. Security Interests in Personal and Mixed Property. To the extent not otherwise satisfied pursuant to subsection 4.1I, Administrative Agent shall have received evidence satisfactory to it that Company and Subsidiary Guarantors have taken or shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses
(iii), (iv) and (v) below) that may be necessary or, in the opinion of Administrative Agent, desirable in order to create and/or continue in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:
(i)     Schedules  to Collateral Documents.  Delivery to Administrative Agent of
        ----------------------------------
accurate  and  complete schedules to all of the applicable Collateral Documents;
(ii)     Stock Certificates and Instruments.  To the extent not previously
         ----------------------------------
delivered to Administrative Agent, delivery to Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all certificated equity interests pledged pursuant to the Company Pledge Agreement and the Subsidiary Pledge Agreement (including Company's membership interests in ICBH), and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;
(iii)     Lien Searches and UCC Termination Statements.  Delivery to
          --------------------------------------------
Administrative Agent of (a) the results of a recent search, by a Person
          -
satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions, and/or pay-off letters, each in form and substance satisfactory to Administrative Agent, in each case as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);
(iv)     UCC Financing Statements and Fixture Filings and Amendments Thereto.
         -------------------------------------------------------------------
To the extent not previously delivered to Administrative Agent, delivery to Administrative Agent of UCC financing statements and/or amendments thereto and, where appropriate, fixture filings and/or amendments thereto, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect or continue the perfection of the security interests created in such Collateral pursuant to the Collateral Documents;
(v)     PTO Cover Sheets, Etc.  To the extent not previously delivered to
        ---------------------
Administrative Agent, delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO in order to create or continue, or perfect or continue to perfect, Liens in respect of any IP Collateral; and
(vi)     Opinions of Local Counsel.  Delivery to Administrative Agent of an
         -------------------------
opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) under the laws of each jurisdiction in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection or continuation of perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent.
K. Ship Mortgages. Administrative Agent shall have received from Company and each applicable Subsidiary Guarantor fully executed and notarized Ship Mortgages and/or amendments thereto in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each ship, barge or  other  vessel  listed  in  Schedule 4.1K annexed hereto, and such other
                                    -------------
approvals, opinions or documents in connection with the foregoing as Administrative Agent may reasonably request.
L. Real Estate and Other Appraisals. Administrative Agent shall have received appraisals from one or more independent real estate and other appraisers satisfactory to Administrative Agent, in form, scope and substance satisfactory to Administrative Agent (including a determination that the appraised value (on a going concern basis) of the Biloxi Gaming Facilities, the Vicksburg Gaming Facilities, the Bossier City Gaming Facilities, the Bettendorf Gaming Facilities, the Marquette Gaming Facilities, the Coahoma Gaming Facilities, the Natchez Gaming Facilities and the Lake Charles Gaming Facilities, collectively, is not less than $1,100,000,000) and satisfying the requirements of any applicable laws and regulations, concerning any Effective Date Mortgaged Properties (as defined in subsection 4.1I) and ships or barges subject to Ship Mortgages, in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion.
M. Environmental Reports. Administrative Agent shall have received reports and other information, in form, scope and substance satisfactory to Administrative Agent, regarding environmental matters relating to Company and its Subsidiaries and the New Facilities, which reports shall include a Phase I environmental assessment for each of the New Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries (collectively, the "Phase I Report") which (a) conforms to the current version of ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527, (b) was conducted no more than six months prior to the Effective Date by one or more environmental consulting firms reasonably satisfactory to Administrative Agent, (c) includes an assessment of asbestos-containing materials at such New Facilities, and (d) includes an estimate of the reasonable worst-case cost of investigating and remediating any Hazardous Materials Activity identified in the Phase I Report as giving rise to an actual or potential material violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Claim.
N. Financial Statements; Pro Forma Balance Sheet. On or before the Effective Date, Administrative Agent shall have received from Company (i) audited financial statements of Company and its Subsidiaries for Fiscal Years 1999, 1998 and 1997 and audited financial statements of Lady Luck and its Subsidiaries for fiscal years 1998, 1997 and 1996, each consisting of balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such fiscal years, and (ii) unaudited financial statements of Company and its Subsidiaries as at October 24, 1999 and unaudited financial statements of Lady Luck and its Subsidiaries as at September 30, 1999, each consisting of a balance sheet and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for the nine-month period ending on such date, all in reasonable detail and, with respect to the financial statements of Company and its Subsidiaries, certified by the chief financial officer of Company that such statements fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.
O. Evidence of Insurance. Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.
P. Opinions of Counsel to Loan Parties. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Allan B. Solomon, general counsel to the Loan Parties, Mayer, Brown & Platt, counsel to the Loan Parties, Phelps Dunbar L.L.P., special admiralty, Louisiana and Mississippi counsel for Loan Parties, and Lane & Waterman, Iowa counsel for Loan Parties, each in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Effective Date and setting forth substantially the matters in the opinions designated in Exhibit VIII annexed hereto and as to such other matters as
              ------------
Administrative Agent acting on behalf of Lenders may reasonably request, and
(ii) evidence satisfactory to Administrative Agent that Loan Parties have requested such counsel to deliver such opinions to Lenders.
Q. Opinions of Administrative Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Effective Date, substantially in the form of Exhibit IX annexed hereto and as to
                                             ----------
such other matters as Administrative Agent acting on behalf of Lenders may reasonably request.
R. Opinions of Counsel Delivered Under Related Agreements. To the extent not previously delivered, Administrative Agent and its counsel shall have received copies of each of the opinions of counsel delivered to the parties under the Related Agreements, together with a letter from each such counsel (to the extent not inconsistent with such counsel's established internal policies) authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.
S. Fees. Company shall have paid to Administrative Agent, for distribution (as appropriate) to Administrative Agent and Lenders, the fees payable on the Effective Date referred to in subsection 2.3.
T. Representations and Warranties; Performance of Agreements. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Effective Date except as otherwise disclosed to and agreed to in writing by Administrative Agent and Requisite Lenders.
U. No Litigation. There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the execution of this Agreement, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, could reasonably be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.
V. No Disruption of Financial and Capital Markets. There shall have been no material adverse change after October 4, 1999 in the syndication markets for credit facilities similar in nature to the credit facilities provided under this Agreement and the other Loan Documents, and there shall not have occurred and be continuing a material disruption of or material adverse change in the financial, banking or capital markets that would have an adverse effect on such syndication markets, in each case as determined by Administrative Agent in its sole discretion.
W. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.
4.2     Conditions to All Loans.
        -----------------------
     The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:
A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any employee of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.
B.     As  of  that  Funding  Date:
(i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such  earlier  date;
(ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing and the application of the proceeds thereof that would constitute an Event of Default or a Potential Event of Default; and
(iii) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date.
4.3     Conditions to Letters of Credit.
        -------------------------------
     The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:
A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.
B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any employee of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.
C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.
Section 5.     COMPANY'S REPRESENTATIONS AND WARRANTIES
     In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:
5.1     Organization, Powers, Qualification, Good Standing, Business and
        ----------------------------------------------------------------
Subsidiaries.
       -----
A. Organization and Powers. Each Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation as specified in Schedule 5.1 annexed hereto. Each Loan Party has all requisite
               -------------
corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and Related Agreements to which it is a party and to carry out the transactions contemplated thereby.
B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.
C. Conduct of Business. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.14.
D. Subsidiaries. All of the Subsidiaries of Company as of the Effective Date are identified in Schedule 5.1 annexed hereto, as said Schedule 5.1 may be
                       ------------                         ------------
supplemented from time to time pursuant to the provisions of subsection 6.1(xvi). Schedule 5.1 identifies which Subsidiaries of Company are Restricted
           ------------
Subsidiaries and Unrestricted Subsidiaries. The capital stock of each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so
                                      ------------
supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so
                                      ------------
supplemented) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority could not reasonably be expected to have a Material Adverse Effect. Schedule 5.1 annexed hereto (as so
                                             ------------
supplemented) correctly sets forth, as of the Effective Date, the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein. As of the Effective Date, there exists no Indebtedness nor Contingent Obligations of the Unrestricted Subsidiaries owed to Company or any of its Restricted Subsidiaries (other than approximately $3,300,000 of Indebtedness owing by ICBH to Company) or for which Company or any of its Restricted Subsidiaries is or may become liable.
5.2     Authorization of Borrowing, etc.
        --------------------------------
A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.
B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation or any Gaming Law applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or other formation or charter document or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government or Gaming Authority binding on Company or any of its Subsidiaries (other than any violation of any such law, governmental rule or regulation, or Gaming Law or any such order, judgment or decree, in each case which could not reasonably be expected to have a Material Adverse Effect or cause any liability to any Lender), (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries (other than any such conflict, breach or default which could not reasonably be expected to have a Material Adverse Effect), (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Effective Date and disclosed in writing to Lenders.
C.     Governmental Consents; Gaming Authorizations.
     (1) Except for such authorizations, approvals, consents or notices (a) obtained or delivered as of the Effective Date, (b) subsequently required in connection with the addition of any Subsidiary Guarantor pursuant to subsection 6.8, or (c) set forth on Schedule 5.2C annexed hereto, the execution, delivery
                           -------------
and performance by Loan Parties of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not result in any License Revocation or require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body or any Gaming Authority. Other than the filings or recordings contemplated by subsection 5.16A, all authorizations, approvals, consents, notices, registrations or filings required to be obtained, delivered, filed or made as of the Effective Date for the execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements have been obtained from or registered or filed with the applicable federal, state or other governmental authorities or regulatory bodies or Gaming Authorities.
(b) All Gaming Authorizations have been duly obtained and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, except where any such failure to obtain such Gaming Authorizations or any such conflict or restriction could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. None of Company or any of its Subsidiaries has received any written notice or other written communications from any Gaming Authority regarding (i) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Gaming Authorizations, or (ii) any other limitations on the conduct of business by Company or any of its Subsidiaries, except where any such revocation, withdrawal, suspension, termination, modification, imposition or limitation could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
D. Binding Obligation. Each of the Loan Documents and Related Agreements has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.
E. Valid Issuance of Subordinated Notes. Company has the corporate power and authority to issue the Subordinated Notes. The Subordinated Notes are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Subordinated Notes are enforceable against the holders thereof and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Indebtedness" included in such provisions. The Subordinated Notes either (a) have been registered or qualified under applicable federal and state securities laws or (b) are exempt therefrom.
F. Compliance with Laws. Company and its Subsidiaries are in compliance with all presently existing applicable statutes, laws, regulations, rules, ordinances and orders of any kind whatsoever (including, without limitation, any zoning and building laws or ordinances, subdivision laws or ordinances, any Environmental Laws or Gaming Laws, or any presently existing rules, regulations or orders of any governmental entity, authority or agency or any Gaming Authority), and with all present existing covenants and restrictions of record relating to the use and occupancy of any of their respective properties, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
5.3     Financial Condition.
        -------------------
     Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated and consolidating balance sheets of Company and its Subsidiaries as at April 25, 1999 and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended, (ii) the audited consolidated and consolidating balance sheets of Lady Luck and its Subsidiaries as at December 31, 1998 and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Lady Luck and its Subsidiaries for the fiscal year then ended,
(iii) the unaudited consolidated and consolidating balance sheets of Company and its Subsidiaries as at October 24, 1999 and the related unaudited consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the nine months then ended, and (iv) the unaudited consolidated and consolidating balance sheets of Lady Luck and its Subsidiaries as at September 30, 1999 and the related unaudited consolidated and consolidating statements of income, stockholders' equity and cash flows of Lady Luck and its Subsidiaries for the nine months then ended. All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Company does not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries.
5.4     No Material Adverse Change; No Restricted Junior Payments.
        ---------------------------------------------------------
     Since  April  25,  1999, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. During the period from April 25, 1999 through and including the Effective Date, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5.
5.5     Title to Properties; Liens; Real Property.
        -----------------------------------------
A. Title to Properties; Liens. Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property),
(ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.
B.     Real Property.  As of the Effective Date, Schedule 5.5 annexed hereto
                                                 ------------
contains a true, accurate and complete list of (i) all Real Property Assets constituting fee properties and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.5 annexed hereto, each
                                       ------------
agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and there is no default by any Loan Party thereunder. Company does not have knowledge of any default by any other party thereto that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.
5.6     Litigation; Adverse Facts.
        -------------------------
A. Proceedings, Investigations and Violations. There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly  on  behalf  of  Company  or  any  of its Subsidiaries) at law or in
equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or Gaming Authority, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
B. Land Use Proceedings. As of the Effective Date, there are no pending condemnation, zoning or other land use proceedings or special assessment proceedings with respect to the Effective Date Mortgaged Properties or the use thereof, and Seller has not received written notice from any Governmental Authority threatening any such proceeding. After the Effective Date, there are no material pending condemnation, zoning or other land use proceedings or special assessment proceedings with respect to the Effective Date Mortgaged Properties or the use thereof, and Seller has not received written notice from any Governmental Authority threatening any such proceeding. Seller has not entered into any agreements or commitments with Governmental Authorities that will be binding on the Effective Date Mortgaged Properties after the Effective Date and which would (i) materially affect the operations of or the entitlements applicable to such properties, (ii) require the owner of any such property to make improvements to such property or make dedications or off-site improvements for the benefit of adjoining properties, or (iii) make additional expenditures with respect to the operation of the Effective Date Mortgaged Properties.
5.7     Payment of Taxes.
        ----------------
     Except to the extent permitted by subsection 6.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or
                                                  --------
other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.
5.8     Performance of Agreements; Materially Adverse Agreements; Material
        ------------------------------------------------------------------
Contracts.
     ----
A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.
B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
C.     Schedule 5.8 contains a true, correct and complete list of all the
       ------------
Material Contracts in effect on the Effective Date.  Except as described on
Schedule 5.8, all such Material Contracts are in full force and effect and no
    --------
material defaults currently exist thereunder.
D. Neither Company nor any of its Subsidiaries has entered into any currently effective contracts for the sale of the Effective Date Mortgaged Properties, nor do there exist any currently effective rights of first refusal or options to purchase such properties.
5.9     Governmental Regulation.
        -----------------------
     Except  for  the  Gaming  Laws  described  in Schedule 5.2C annexed hereto,
                                                   -------------
neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.
5.10     Securities Activities.
         ---------------------
A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the  purpose  of  purchasing  or  carrying  any  Margin  Stock.
B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.
5.11     Employee Benefit Plans.
         ----------------------
A. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify  under  Section  401(a)  of  the  Internal Revenue Code is so qualified.
B.     No ERISA Event has occurred or is reasonably expected to occur.
C. Except to the extent required under Section 4980B of the Internal Revenue Code, or except as set forth in Schedule 5.11 annexed hereto, no Employee
                                -------------
Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates.
D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $5,000,000.
E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $5,000,000.
5.12     Certain Fees.
         ------------
     Except for fees disclosed to Administrative Agent prior to the Effective Date, no broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any non-disclosed broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.
5.13     Environmental Protection.
         ------------------------
(i) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental
     Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or impose any liability on the Lenders;
(ii) neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental
Response, Compensation, and Liability Act (42 U.S.C.   9604) or any comparable
state law;
(iii) there are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or impose any liability on the Lenders;
(iv) neither Company nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Company or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or  any  state  equivalent;  and
(v) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect or imposing any liability on the Lenders.
     Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to impose any liability on the Lenders.
5.14     Employee Matters.
         ----------------
     There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.
5.15     Solvency.
         --------
     Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.
5.16     Matters Relating to Collateral.
         ------------------------------
A. Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on  or prior to the date hereof pursuant to subsections 4.1I, 4.1J, 6.8 and
6.9 and the filing of any UCC financing statements and/or amendments and PTO filings and/or amendments delivered to Administrative Agent for filing (but not yet filed) and the recording of any Effective Date Mortgages or Ship Mortgages delivered to Administrative Agent for recording (but not yet recorded) or amendments to the Mortgages and Ship Mortgages existing prior to the Effective Date, and (ii) the delivery to Administrative Agent of any Pledged Collateral not delivered to Administrative Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create or to continue in favor of Administrative
Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing or recording of the Effective Date Mortgages and the Ship Mortgages, the filing of any UCC financing statements and/or amendments and PTO filings and/or amendments delivered to Administrative Agent for filing (but not yet filed), the recording of any Effective Date Mortgages and Ship Mortgages delivered to Administrative Agent for recording (but not yet recorded) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Administrative Agent.
B. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Administrative Agent pursuant to any of the Collateral Documents or (ii) the exercise by Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for such authorizations, approvals or other actions set forth on Schedule 5.2C annexed hereto and filings or recordings contemplated
             -------------
by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.
C. Absence of Third-Party Filings. Except (x) such as may have been filed in favor of Administrative Agent as contemplated by subsection 5.16A, (y) for Permitted Encumbrances, and (z) for Liens which shall be terminated pursuant to UCC termination statements delivered pursuant to subsection 4.1J to Administrative Agent for filing (but not yet filed), such Liens to be terminated upon the filing or recording of such UCC termination statements, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.
D. Margin Regulations. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
E. Information Regarding Collateral. All information supplied to Administrative Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.
F. Conditions Affecting the Effective Date Mortgaged Properties. There are no defects, facts or conditions affecting the Effective Date Mortgaged Properties that would make them unsuitable for the current use of such properties or of any abnormal hazards (including earth movement, slippage or flood damage) affecting the Effective Date Mortgaged Properties, except for defects, facts or conditions which could not reasonably be expected to have a Material Adverse Effect.
G. Permits and Approvals for the Effective Date Mortgaged Properties. Company has obtained, or caused its Subsidiaries to obtain, all permits, authorizations, and approvals, including, without limitation, all sewer and water permits, elevator permits, certificates of occupancy, subdivision approvals, environmental approvals, zoning and land use entitlements which are necessary for the current operation of the Effective Date Mortgaged Properties, and there are no uncured violations thereof, except for permits, authorizations and approvals where the failure to obtain, and violations thereof, could not reasonably be expected to have a Material Adverse Effect.
5.17     Related Agreements.
         ------------------
     Company has delivered to Lenders complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.
5.18     Disclosure.
         ----------
     No representation or warranty of Company or any of its Subsidiaries contained in the Confidential Information Memorandum or in any Loan Document or Related Agreement or in any other document, certificate or written statement (taken as a whole) furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by
it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may materially differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.
5.19     Year 2000 Compliance.
         --------------------
     All Information Systems and Equipment accurately process date data (including without limitation calculating, comparing and sequencing) in all material respects before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performed prior to January 1, 2000 and shall not otherwise materially impair the accuracy or functionality of Information Systems and Equipment.
Section 6.     COMPANY'S AFFIRMATIVE COVENANTS
     Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.
6.1     Financial Statements and Other Reports.
        --------------------------------------
     Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent (with copies for each Lender, which copies shall be promptly distributed to Lenders by Administrative Agent):
(i)     Monthly  Financials:  as  soon  as  available and in any event within 35
        -------------------
days after the end of each February, March, May, June, August, September, November and December ending after the Effective Date, the consolidated statements of income of Company and its Subsidiaries and separate statements of income of each Gaming Facility of Company and its Subsidiaries, in each case for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail, subject to changes resulting from audit and normal year-end adjustments;
(ii)     Quarterly Financials:  as soon as available and in any event within (x)
         --------------------
50 days after the end of each Fiscal Quarter (other than each fourth Fiscal Quarter), or (y) 95 days after the end of each fourth Fiscal Quarter, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;
(iii)     Year-End Financials:  as soon as available and in any event within 95
          -------------------
days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of Ernst & Young LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;
(iv)     Officer's and Compliance Certificates:  together with each delivery of
         -------------------------------------
financial statements of Company and its Subsidiaries pursuant to subdivisions
(ii) and (iii) above, (a) an Officer's Certificate of Company stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under the signer's supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period, together with a description (including amounts) of all Investments and Consolidated Capital Expenditures made during such period, and with respect to each construction or expansion project of Company and its Restricted Subsidiaries, a report setting forth the budgeted and/or projected total cost of such project, the costs incurred to date for such project and the expenditures made to date for such project;
(v)     Reconciliation Statements:  if, as a result of any change in accounting
        -------------------------
principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions
(i), (ii), (iii) or (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii),
(iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;
(vi)     Accountants' Certification:  together with each delivery of
         --------------------------
consolidated financial statements of Company and its Subsidiaries pursuant to
         --
subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not
                                        --------
be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause
(b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;
(vii)     Accountants' Reports:  promptly upon receipt thereof (unless
          --------------------
restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;
(viii)     SEC Filings and Press Releases:  promptly upon their becoming
           ------------------------------
available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its Security holders or by any Subsidiary of Company to its Security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;
(ix)     Events of Default, etc.:  promptly upon any officer of Company
         -----------------------
obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice to Company (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;
(x)     Litigation or Other Proceedings:  (a) promptly upon any officer of
        -------------------------------
Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:
(1) if adversely determined, could reasonably be expected to have a Material Adverse Effect; or
(2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;
written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings not covered by insurance involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $5,000,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;
(xi)     ERISA  Events:  promptly  upon  becoming  aware of the occurrence of or
         -------------
forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;
(xii)     ERISA Notices:  with reasonable promptness, copies of (a) each
          -------------
Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;
(xiii)     Financial Plans:  as soon as practicable and in any event no later
           ---------------
than 30 days following the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the next succeeding Fiscal Year (the "Financial Plan" for such Fiscal Years), including (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year, (b) forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for each month of each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections as any Lender may reasonably request;
(xiv)     Insurance:  as soon as practicable and in any event by the last day of
          ---------
each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Restricted Subsidiaries and all material insurance coverage planned to be maintained by Company and its Restricted Subsidiaries in the immediately succeeding Fiscal Year;
(xv)     Board of Directors:  with reasonable promptness, written notice of any
         ------------------
change in the Board of Directors of Company;
(xvi)     New Subsidiaries:  promptly upon any Person becoming a Subsidiary of
          ----------------
Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule 5.1 annexed hereto with respect to all
                            ------------
Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement Schedule 5.1 annexed hereto for all purposes of this
                     ------------
Agreement);
(xvii)     Material Contracts:  promptly, and in any event within ten Business
           ------------------
Days after any Material Contract of Company or any of its Restricted Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Restricted Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;
(xviii)     UCC Search Report:  as promptly as practicable (depending on the
            -----------------
jurisdiction) after the date of filing of any UCC financing statements executed by any Loan Party pursuant to subsection 4.1J(iv) or 6.8A, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statement and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to Administrative Agent by or on behalf of Company or such Loan Party;
(xix)     Margin Determination Certificate:  (a) for the Fiscal Quarter ending
          --------------------------------
on or about July 31, 2000, within 30 days after such Fiscal Quarter ends and in any event no later than September 1, 2000, (b) for each Fiscal Quarter thereafter (other than each fourth Fiscal Quarter), as part of the Compliance Certificate delivered pursuant to subdivision (iv) for such Fiscal Quarter, and
(c) for each fourth Fiscal Quarter ending after the Effective Date, within 50 days after such fourth Fiscal Quarter ends, a Margin Determination Certificate demonstrating in reasonable detail the calculation of the Consolidated Total Leverage Ratio for the four consecutive Fiscal Quarters ending on the day of the accounting period covered by such financial statements;
(xx)     License Revocation:  promptly upon any officer of Company obtaining
         ------------------
knowledge of a License Revocation, written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such License Revocation, and such other information as may be reasonably requested by Administrative Agent;
(xxi)     Carryover Amount for Abandoned Projects:  in the event Company elects
          ---------------------------------------
to propose an increase of the Maximum Expansion Capital Expenditures Amount pursuant to subsection 7.8(ii)(b), Company shall promptly deliver to Administrative Agent the Officer's Certificate described in subsection 7.8(ii)(b) which certificate shall state that Company and its Affiliates have ceased to pursue the applicable projects, demonstrate the calculation of the increase to the Maximum Expansion Capital Expenditures Amount for the next succeeding Fiscal Year, such calculation to be reasonably satisfactory to Administrative Agent, and, subject to the proviso contained in subsection 7.8(ii)(b), request such increase be added to the Maximum Expansion Capital Expenditures Amount for the next succeeding Fiscal Year;
(xxii)     Specified Projects Carryover Amount:  in the event Company elects to
           -----------------------------------
add any Specified Projects Carryover Amount (as defined in subsection 7.8(ii)(c)) to the Total Expansion CapEx Carryover Amount (as defined in subsection 7.8(ii)(c)), promptly after full completion of any of the projects described in subsection 7.8(i), the Officer's Certificate described in subsection 7.8(ii)(c), which certificate shall state that the applicable construction or expansion projects have been fully completed, demonstrate the calculation of the Specified Projects Carryover Amount, such calculation to be reasonably satisfactory to Administrative Agent, and, subject to the provisos contained in subsection 7.8(ii)(c), request such Specified Projects Carryover Amount be included in the Total Expansion CapEx Carryover Amount; and
(xxiii)     Other Information:  with reasonable promptness, such other
            -----------------
information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.
6.2     Corporate Existence, etc.
        -------------------------
     Except as permitted under subsection 7.7, Company will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however, that neither Company nor any of its Restricted
           --------   -------
Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Restricted Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Restricted Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Restricted Subsidiary or Lenders.
6.3     Payment of Taxes and Claims; Tax Consolidation.
        ----------------------------------------------
A. Company will, and will cause each of its Restricted Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is
                   --------
being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.
B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).
6.4     Maintenance of Properties; Insurance.
        ------------------------------------
A. Maintenance of Properties. Company will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties (including, without limitation, all Gaming Facilities) used or useful in the business of Company and its Restricted Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.
B. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained
(i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $10,000,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.
6.5     Inspection Rights.
        -----------------
     Company shall, and shall cause each of its Restricted Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in
        -
any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.
6.6     Compliance with Laws, etc.; Maintenance of Gaming and Liquor Licenses.
        ---------------------------------------------------------------------
A. Compliance with Laws. Company shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority or Gaming Authority (including all Environmental Laws and Gaming Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
B. Maintenance of Licenses. Company shall, and shall cause each of its Restricted Subsidiaries to, maintain (i) such valid Gaming Authorizations, gaming licenses, registrations and findings of suitability in all jurisdictions as may be necessary to operate each of its Gaming Facility businesses and (ii) all liquor licenses and registrations as may be necessary to sell alcoholic beverages from and in its Gaming Facilities.
6.7     Environmental Review and Investigation, Disclosure, Etc.; Company's
        -------------------------------------------------------------------
Actions Regarding Hazardous Materials Activities, Environmental Claims and
    ----------------------------------------------------------------------
Violations of Environmental Laws.
    ----------------------------
A. Environmental Review and Investigation. Company agrees that Administrative Agent may, from time to time and in its reasonable discretion,
(i) retain, at Company's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Company, and (ii) conduct its own investigation of any Facility; provided that, in the case of any Facility no
                                   --------
longer owned, leased, operated or used by Company or any of its Subsidiaries, Company shall only be obligated to use all commercially reasonable efforts to obtain permission for Administrative Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Company hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such review and/or investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Administrative Agent, upon reasonable notice during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7A will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (x) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report,
(y) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to
Company, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.
B. Environmental Disclosure. Company will deliver to Administrative Agent and Lenders:
(i)     Environmental  Audits  and  Reports.  As  soon  as practicable following
        -----------------------------------
receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;
(ii)     Notice of Certain Releases, Remedial Actions, Etc.  Promptly upon the
         --------------------------------------------------
occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, and (b) any remedial action taken by Company or any other Person in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(iii)     Written Communications Regarding Environmental Claims, Releases, Etc.
          ---------------------------------------------------------------------
As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity.
(iv)     Notice of Certain Proposed Actions Having Environmental Impact.  Prompt
         --------------------------------------------------------------
written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(v)     Other Information.  With reasonable promptness, such other documents and
        -----------------
information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this subsection 6.7.
C. Company's Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws.
(i)     Remedial  Actions  Relating  to Hazardous Materials Activities.  Company
        --------------------------------------------------------------
shall promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim. In the event Company or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, Company or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability with respect to such Hazardous
Materials  Activity  is  being  contested  in  good  faith  by  Company  or such
Subsidiary.
(ii)     Actions with Respect to Environmental Claims and Violations of
         --------------------------------------------------------------
Environmental Laws.  Company shall promptly take, and shall cause each of its
        ----------
Subsidiaries promptly to take, any and all actions necessary to (1) cure any material violation of applicable Environmental Laws by Company or its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (2) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
6.8     Execution of Subsidiary Guaranty and Personal Property Collateral
        -----------------------------------------------------------------
Documents by Certain Subsidiaries and Future Subsidiaries.
      ---------------------------------------------------
A. Execution of Subsidiary Guaranty and Personal Property Collateral Documents. In the event that any Subsidiary of Company existing on the Closing Date that has not previously executed the Subsidiary Guaranty hereafter becomes a domestic Restricted Subsidiary, or in the event that any Person becomes a domestic Restricted Subsidiary after the date hereof, Company will (i) promptly notify Administrative Agent of that fact, (ii) execute, or cause the appropriate
     Restricted  Subsidiary  to  execute,  a Pledge Amendment (as defined in the
Company Pledge Amendment and Subsidiary Pledge Amendment), (iii) cause such Restricted Subsidiary to execute and deliver to Administrative Agent a counterpart of the Subsidiary Guaranty and a Subsidiary Pledge Agreement and a Subsidiary Security Agreement and (iv) to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1J) as may be necessary or, in the opinion of Administrative Agent, desirable to create in favor of Administrative Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Restricted Subsidiary described in the applicable forms of Collateral Documents.
B. Subsidiary Charter Documents, Legal Opinions, Etc. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Restricted Subsidiary's Certificate or Articles of Incorporation or equivalent charter or formation documents, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Restricted Subsidiary's Bylaws, if any, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Restricted Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Restricted Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and
(b) the incumbency and signatures of the officers of such Restricted Subsidiary executing such Loan Documents, and (iv) a favorable opinion of counsel to such Restricted Subsidiary, in form and substance satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Restricted Subsidiary, (b) the due authorization, execution and delivery by such Restricted Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Restricted Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.
6.9     Conforming Leasehold Interests; Matters Relating to Additional Real
        -------------------------------------------------------------------
Property Collateral; Additional Ship Mortgages.
    ------------------------------------------
A. Conforming Leasehold Interests. If Company or any of its Restricted Subsidiaries acquires any Material Leasehold Property, Company shall, or shall cause such Restricted Subsidiary to, use commercially reasonable good faith best efforts (without requiring Company or such Restricted Subsidiary to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money over and above the reimbursement, if required, of the landlord's out-of-pocket costs, including attorneys fees) to cause such Material Leasehold Property to be a Conforming Leasehold Interest.
B. Additional Mortgages, Etc. From and after the Effective Date, in the event that (i) Company or any Subsidiary Guarantor acquires any fee interest in real property or any Material Leasehold Property, or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (ii) above) then-existing senior lienholder, where Company and its Subsidiaries are unable to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "Additional Mortgaged Property"), Company or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, the following:
(i)     Additional  Mortgage.  A  fully  executed  and  notarized  Mortgage  (an
        --------------------
"Additional Mortgage"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property;
(ii)     Opinions of Counsel.  (a)  A favorable opinion of counsel to such Loan
         -------------------
Party, in form and substance satisfactory to Administrative Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Additional Mortgage and such other matters as Administrative Agent may reasonably request, and (b) if required by Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of the form of Additional Mortgage to be recorded in such state and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;
(iii)     Landlord Consent and Estoppel; Recorded Leasehold Interest.  In the
          ----------------------------------------------------------
case of an Additional Mortgaged Property consisting of a Material Leasehold Property, (a) a Landlord Consent and Estoppel, unless otherwise waived by Administrative Agent in its reasonable discretion, such waiver not to be unreasonably withheld, and (b) evidence that such Material Leasehold Property is a Recorded Leasehold Interest;
(iv)     Title Insurance.  (a) If required by Administrative Agent, an ALTA
         ---------------
mortgagee title insurance policy or an unconditional commitment therefor (an "Additional Mortgage Policy") issued by the Title Company with respect to such Additional Mortgaged Property, in an amount satisfactory to Administrative Agent, insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged Property vested in such Loan Party and assuring Administrative Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to a standard survey exception, which Additional Mortgage Policy
(1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;
(v)     Title Report.  If no Additional Mortgage Policy is required with respect
        ------------
to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to Administrative Agent;
(vi)     Copies of Documents Relating to Title Exceptions.  Copies of all
         ------------------------------------------------
recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (iv) or
(v) above;
(vii)     Matters Relating to Flood Hazard Properties.  (a) Evidence, which may
          -------------------------------------------
be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property and
(2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and
(viii)     Environmental Audit.  If required by Administrative Agent, reports
           -------------------
and other information, in form, scope and substance reasonably satisfactory to Administrative Agent and prepared by environmental consultants reasonably satisfactory to Administrative Agent, concerning any environmental hazards or liabilities to which Company or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property.
C. Additional Ship Mortgages, Etc. From and after the Effective Date, in the event that Company or any Subsidiary Guarantor acquires any ship, barge or other vessel as part of a Gaming Facility, Company or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such additional ship, barge or other vessel, either (x) a Ship Mortgage with respect to such acquired ship, barge or other vessel or (y) an assignment of an existing Ship Mortgage, in form and substance satisfactory to Administrative Agent, and such other approvals, opinions or documents in connection with the foregoing as Administrative Agent may reasonably request.
Section 7.     COMPANY'S NEGATIVE COVENANTS
     Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 7.
7.1     Indebtedness.
        ------------
     Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:
(i)     Company  may  become  and remain liable with respect to the Obligations;
(ii) Company and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;
(iii) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned domestic Restricted Subsidiaries, and any wholly-owned domestic Restricted Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned domestic Restricted Subsidiary of Company; provided that (a) all such intercompany Indebtedness
                       --------
shall be evidenced by promissory notes, (b) all such intercompany Indebtedness owed by Company to any of its domestic Restricted Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any domestic Restricted Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such
  - -----
domestic Restricted Subsidiary to Company or to any of its domestic Restricted Subsidiaries for whose benefit such payment is made;
(iv) Company and its Restricted Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto;
                                                 ------------
(v) Company and its Restricted Subsidiaries may become and remain liable with respect to unsecured lines of credit with local financial institutions in an aggregate principal amount not to exceed $15,000,000;
(vi) Company may remain liable with respect to Indebtedness evidenced by the Subordinated Notes in an aggregate principal amount not to exceed $390,000,000;
(vii) Company may become and remain liable with respect to other unsecured Subordinated Indebtedness in an aggregate principal amount not to exceed $200,000,000; provided that after giving effect to the incurrence of such
              --------
Subordinated Indebtedness and the application of the proceeds thereof, Company is in pro forma compliance with subsection 7.6 and no Potential Event of Default or Event of Default has occurred and is continuing or would arise as a result of the incurrence of such Subordinated Indebtedness;
(viii) Company and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness incurred to refinance the then outstanding aggregate principal amount of any Indebtedness permitted under this subsection 7.1; provided that such refinancing Indebtedness (a) shall be in an aggregate
     --------
principal amount not to exceed the then outstanding aggregate principal amount of such Indebtedness to be so refinanced plus the amount of accrued and unpaid interest thereon (provided, however, that with respect to Indebtedness incurred
                  --------  -------
to refinance the then outstanding aggregate principal amount of Indebtedness permitted under subsections 7.1(vi) or 7.1(vii), the aggregate principal amount of such refinancing Indebtedness shall be in an amount equal to the then outstanding aggregate principal amount of such Indebtedness to be so refinanced plus the amount of accrued and unpaid interest thereon); (b) shall have a maturity no earlier and an average life no shorter than the Indebtedness being so refinanced; and (c) shall contain terms and conditions no less favorable to Company and Lenders and such other terms and conditions as are satisfactory to Administrative Agent; provided further that to the extent that any Indebtedness
                      -------- -------
permitted under subsection 7.1 is refinanced pursuant to this subsection 7.1(viii), then the maximum aggregate principal amount of such Indebtedness permitted to be incurred pursuant to the applicable provision of subsection 7.1 shall be reduced by an amount equal to the aggregate principal amount of such permitted refinancing and its Restricted Subsidiaries may become and remain liable with respect to Indebtedness; and
(ix) Company and its Restricted Subsidiaries may become and remain liable with respect to Capital Leases, other Indebtedness and other Contingent Obligations permitted under subsection 7.4(x) in an aggregate principal amount not to exceed $40,000,000 at any time outstanding; provided that the aggregate
                                                   --------
amount of all such Capital Leases, other Indebtedness and/or other Contingent Obligations secured by Liens shall not exceed $30,000,000 at any time outstanding.
7.2     Liens and Related Matters.
        -------------------------
A. Prohibition on Liens. Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except:
(i)     Permitted  Encumbrances;
(ii)     Liens granted pursuant to the Collateral Documents;
(iii) Liens constituting a second Ship Mortgage granted in connection with the financing of equipment or other appurtenances on the ship, barge or other vessel so secured by such second Ship Mortgage; provided that prior to granting
                                                --------
such second Ship Mortgage, the Person to which is granted such Lien shall have entered into an intercreditor agreement with Administrative Agent and Lenders and executed and delivered such other related agreements and instruments as reasonably requested by Administrative Agent in connection with such intercreditor agreement, in each case in form and substance satisfactory to Administrative Agent;
(iv)     Liens described in Schedule 7.2 annexed hereto; and
                            ------------
(v) Liens securing Capital Leases, other Indebtedness and other Contingent Obligations permitted under subsections 7.1(ix) and 7.4(x).
B. Equitable Lien in Favor of Lenders. If Company or any of its Restricted Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing,
                                   --------
this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.
C. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Restricted Subsidiaries shall enter into any agreement (other than the Subordinated Note Indenture or any other agreement evidencing Subordinated Indebtedness and containing similar terms to the Subordinated Note Indenture or prohibiting only the creation of Liens securing such Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.
D. No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries. Except as provided herein or in the Subordinated Note Indenture or in any other agreement evidencing Subordinated Indebtedness and containing similar terms to the Subordinated Note Indenture, Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on any of such Restricted Subsidiary's capital stock owned by Company or any other Restricted Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Restricted Subsidiary to Company or any other Restricted Subsidiary of Company, (iii) make loans or advances to Company or any other Restricted Subsidiary of Company, or (iv) otherwise transfer any of its property or assets to Company or any other Restricted Subsidiary of Company.
7.3     Investments; Joint Ventures.
        ---------------------------
     Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:
(i) Company and its Restricted Subsidiaries may make and own Investments in Cash Equivalents;
(ii) Company and its Restricted Subsidiaries may continue to own the Investments owned by them as of the Effective Date in any Subsidiaries of Company;
(iii) Company and its Restricted Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iii);
(iv) Company and its Restricted Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;
(v) Company and its Restricted Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;
                                           ------------
(vi) Company and its Restricted Subsidiaries may continue to own the Investments owned by them as of the Closing Date in ICBH, and may make additional Investments in ICBH of up to $17,000,000 in the aggregate; and
(vii) Company and its Restricted Subsidiaries may make and own other Investments (including, without limitation, Investments in Unrestricted Subsidiaries) in an aggregate amount outstanding not to exceed $25,000,000.
7.4     Contingent Obligations.
        ----------------------
     Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:
(i) Restricted Subsidiaries of Company may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;
(ii) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;
(iii) Company may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements constituting Hedge Agreements, entered into with Lenders for bona fide hedging purposes and not for speculative purposes with respect to Indebtedness in an aggregate notional principal amount not to exceed at any time $300,000,000;
(iv) Company and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;
(v) Company and its Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Restricted Subsidiaries permitted by subsection 7.1;
(vi) Company and its Restricted Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed
                                                           ------------
hereto;
(vii) Company and its Restricted Subsidiaries may become and remain liable with respect to guaranties of the Indebtedness in respect of the unsecured lines of credit permitted under subsection 7.1(v);
(viii) Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations arising under their subordinated guaranties of the Subordinated Notes as set forth in the Subordinated Note Indenture;
(ix) Restricted Subsidiaries may become and remain liable with respect to Contingent Obligations arising under any subordinated guaranties in respect of any other Subordinated Indebtedness permitted by subsections 7.1(vi) or (vii); and
(x) Company and its Restricted Subsidiaries may become and remain liable with respect to other Contingent Obligations, Capital Leases permitted under subsection 7.1(ix), and other Indebtedness permitted under subsection 7.1(ix) in an aggregate principal amount not to exceed $40,000,000 at any time outstanding; provided that the aggregate amount of all such Capital Leases, other
--------
Indebtedness and other Contingent Obligations secured by Liens shall not exceed
--------
$30,000,000 at any time outstanding.
7.5     Restricted Junior Payments.
        --------------------------
     Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) Company may make regularly
                                   --------
scheduled payments of interest in respect of the Subordinated Notes, in accordance with the terms of and to the extent required by, and subject to the subordination provisions contained in, the Subordinated Note Indenture; (ii) Company may make regularly scheduled payments of interest in respect of any other Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.15B; and (iii) Company may make a "Change of Control Offer" (as defined in the Subordinated
Note  Indenture) with respect to the Subordinated Notes; provided, however, that
                                                         --------  -------
prior to making any such "Change of Control Offer", either (x) Company shall (1) repay in full all Obligations (including, without limitation, any unpaid principal, interest, fees, costs and expenses owed by Company under this Agreement or any other Loan Document) and terminate all outstanding Commitments under this Agreement or (2) offer to repay in full all Obligations (including, without limitation, any unpaid principal, interest, fees, costs and expenses owed by Company under this Agreement or any other Loan Document) and terminate all outstanding Commitments under this Agreement and to repay such Obligations owed to each Lender which has accepted such offer, or (y) Administrative Agent and Requisite Lenders shall otherwise approve such "Change of Control Offer" with respect to the Subordinated Notes.
7.6     Financial Covenants.
        -------------------
A. Maximum Consolidated Total Leverage Ratio. Company shall not permit the Consolidated Total Leverage Ratio as of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:
                 Period     Maximum Consolidated Total Leverage Ratio
                  4th Fiscal Quarter, Fiscal Year 2000     4.75:1.00
                  1st Fiscal Quarter, Fiscal Year 2001     5.00:1.00
                  2nd Fiscal Quarter, Fiscal Year 2001     5.20:1.00
                  3rd Fiscal Quarter, Fiscal Year 2001     5.20:1.00
     4th Fiscal Quarter, Fiscal Year 2001     5.20:1.00
                  1st Fiscal Quarter, Fiscal Year 2002     5.20:1.00
                  2nd Fiscal Quarter, Fiscal Year 2002     5.00:1.00
                  3rd Fiscal Quarter, Fiscal Year 2002     4.75:1.00
     4th Fiscal Quarter, Fiscal Year 2002     4.50:1.00
                  1st Fiscal Quarter, Fiscal Year 2003     4.50:1.00
                  2nd Fiscal Quarter, Fiscal Year 2003     4.25:1.00
                  3rd Fiscal Quarter, Fiscal Year 2003     4.25:1.00
     4th Fiscal Quarter, Fiscal Year 2003     4.00:1.00
                  1st Fiscal Quarter, Fiscal Year 2004     4.00:1.00
                  2nd Fiscal Quarter, Fiscal Year 2004     4.00:1.00
                  3rd Fiscal Quarter, Fiscal Year 2004     4.00:1.00
                         4th Fiscal Quarter, Fiscal Year 2004
        and each Fiscal Quarter thereafter     3.75:1.00

B. Maximum Consolidated Senior Leverage Ratio. Company shall not permit the Consolidated Senior Leverage Ratio as of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:
                Period     Maximum Consolidated Senior Leverage Ratio
                  4th Fiscal Quarter, Fiscal Year 2000     3.00:1.00
                  1st Fiscal Quarter, Fiscal Year 2001     3.00:1.00
                  2nd Fiscal Quarter, Fiscal Year 2001     3.10:1.00
                  3rd Fiscal Quarter, Fiscal Year 2001     3.10:1.00
     4th Fiscal Quarter, Fiscal Year 2001     3.10:1.00
                  1st Fiscal Quarter, Fiscal Year 2002     3.00:1.00
                  2nd Fiscal Quarter, Fiscal Year 2002     3.00:1.00
                  3rd Fiscal Quarter, Fiscal Year 2002     2.75:1.00
     4th Fiscal Quarter, Fiscal Year 2002     2.50:1.00
                  1st Fiscal Quarter, Fiscal Year 2003     2.50:1.00
                  2nd Fiscal Quarter, Fiscal Year 2003     2.50:1.00
                  3rd Fiscal Quarter, Fiscal Year 2003     2.50:1.00
                         4th Fiscal Quarter, Fiscal Year 2003
        and each Fiscal Quarter thereafter     2.25:1.00

C. Minimum Fixed Charge Coverage Ratio. Company shall not permit the ratio of (i) Consolidated EBITDA less Maintenance Capital Expenditures to (ii)
                               ----
Consolidated Fixed Charges for any four consecutive Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:
                    Period     Minimum Fixed Charge Coverage Ratio
                  4th Fiscal Quarter, Fiscal Year 2000     1.50:1.00
                  1st Fiscal Quarter, Fiscal Year 2001     1.50:1.00
                  2nd Fiscal Quarter, Fiscal Year 2001     1.50:1.00
                  3rd Fiscal Quarter, Fiscal Year 2001     1.50:1.00
     4th Fiscal Quarter, Fiscal Year 2001     1.50:1.00
                  1st Fiscal Quarter, Fiscal Year 2002     1.50:1.00
                  2nd Fiscal Quarter, Fiscal Year 2002     1.50:1.00
                  3rd Fiscal Quarter, Fiscal Year 2002     1.50:1.00
     4th Fiscal Quarter, Fiscal Year 2002     1.50:1.00
                  1st Fiscal Quarter, Fiscal Year 2003     1.50:1.00
                  2nd Fiscal Quarter, Fiscal Year 2003     1.60:1.00
                  3rd Fiscal Quarter, Fiscal Year 2003     1.60:1.00
     4th Fiscal Quarter, Fiscal Year 2003     1.70:1.00
                  1st Fiscal Quarter, Fiscal Year 2004     1.70:1.00
     2nd Fiscal Quarter, Fiscal Year 2004
        and each Fiscal Quarter thereafter     1.80:1.00

D. Minimum Consolidated Net Worth. Company shall not permit Consolidated Net Worth as of the last day of any given Fiscal Quarter in any given Fiscal Year to be less than the sum of (i) 85% of Consolidated Net Worth as of the last day  of the first Fiscal Quarter ending after the Effective Date, plus (ii)
                                                                       ----
75% of Consolidated Net Income (but excluding net losses) for each Fiscal Quarter following the first Fiscal Quarter ending after the Effective Date, plus
                                                                            ----
(iii)  an  amount  equal  to  50%  of  the  net cash proceeds from any sales and issuances  of  Company's  equity  Securities  after  the  Effective  Date.
7.7     Restriction on Fundamental Changes; Asset Sales and Primary
        -----------------------------------------------------------
Acquisitions.
        ----
     Company shall not, and shall not permit any of its Restricted Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Restricted Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business  of  any  Person,  except:
(i) any Restricted Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, Company or such
            --------
wholly-owned Subsidiary Guarantor shall be the continuing or surviving corporation;
(ii) Company and its Restricted Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.8;
(iii) Company and its Restricted Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;
(iv) Company and its Restricted Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the
                                                              --------
consideration received for such assets shall be in an amount at least equal to the fair market value thereof;
(v) Company and its Restricted Subsidiaries may make Asset Sales of the Assets Held for Sale or Development; provided that the consideration received
                                     --------
for such assets shall be in an amount at least equal to the fair market value thereof; and
(vi) Company and its Restricted Subsidiaries may make Asset Sales of (1) the Las Vegas Facility, and (2) other assets having an aggregate fair market value not in excess of $40,000,000; provided that (w) the consideration received for
                              --------
such assets shall be in an amount at least equal to the fair market value thereof; (x) the consideration received for such assets shall be in the form of Cash and/or promissory notes, which notes shall be pledged to Administrative Agent pursuant to the applicable Collateral Documents; (y) with respect to an Asset Sale involving the Las Vegas Facility, the Net Asset Sale Proceeds of such Asset Sale shall be applied as required by subsection 2.4B(iii)(d); and (z) with respect to all other Asset Sales permitted under this subsection 7.7(vi), the Net Asset Sale Proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a).
7.8     Consolidated Capital Expenditures.
        ---------------------------------
     Company shall not, and shall not permit its Restricted Subsidiaries to, make or incur Consolidated Capital Expenditures, except:
(i) Company and its Restricted Subsidiaries may make Expansion Capital Expenditures in respect of:
(a)     the  Tunica  Project  in  an aggregate amount not to exceed $47,000,000;
(b)     the Lake Charles Project in an aggregate amount not to exceed
$37,000,000;
(c) the development and construction of a riverboat casino and amenities at a site located in the central portion of Missouri, in an aggregate amount not to exceed $77,000,000;
(d)     the Kansas City Project in an aggregate amount not to exceed
$50,000,000;
(e) the Secondary Acquisition in an aggregate amount not to exceed $14,500,000; and
(f)     the Renovation Project in an aggregate amount not to exceed $35,000,000;
and
     (ii) Company and its Restricted Subsidiaries may make other Expansion Capital Expenditures, in any Fiscal Year indicated below, in an aggregate amount not to exceed the corresponding amount (the "Maximum Expansion Capital Expenditures Amount") set forth below opposite such Fiscal Year:
          Maximum Expansion
               Fiscal Year     Capital Expenditures
     ---------------------     --------------------
          Fiscal Year 2000                         $10,000,000
     Fiscal Year 2001                         $10,000,000
     Fiscal Year 2002                         $10,000,000
     Fiscal Year 2003                         $25,000,000
     Fiscal Year 2004 and each
               Fiscal Year thereafter                    $50,000,000
;  provided  that:
   --------
     (a) no single Expansion Capital Expenditure permitted under this subsection 7.8(ii) shall exceed $50,000,000;
(b) the Maximum Expansion Capital Expenditures Amount for any Fiscal Year after Fiscal Year 2000 shall be increased by an amount equal to the excess, if any, of the Maximum Expansion Capital Expenditures Amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Expansion Capital Expenditures for such previous Fiscal Year (the "Expansion CapEx Carryover Amount"); provided, however, that the Expansion CapEx Carryover
                           --------  -------
Amount  shall  not  exceed  $10,000,000  in  any  given  Fiscal  Year;  and
(c) for any Fiscal Year or Fiscal Years after Fiscal Year 2000, Company may elect to increase the Maximum Expansion Capital Expenditures Amount for such Fiscal Year or Fiscal Years by an amount (the "Specified Projects Carryover Amount") equal to the sum of:
     (1)     up  to  $38,500,000  if  Company and/or its Restricted Subsidiaries
elects  not  to  begin  development  and  construction of a riverboat casino and amenities  at  a  site  in  the  central  portion  of  Missouri  plus
                                                                 ----
     (2)     up  to  $25,000,000  if  Company and/or its Restricted Subsidiaries
elects not to consummate the acquisition of certain assets of the Flamingo Hilton Riverboat Casino in Kansas City, Missouri plus
                                                        ----
     (3) the unused portion, if any, of (x) the $47,000,000 budgeted for the Tunica Project, (y) the $37,000,000 budgeted for the Lake Charles Project, and/or (z) the Renovation Budget upon the completion of the Tunica Project, the Lake Charles Project and the Renovation Project, respectively, by Company; provided, however, that
--------   -------
     (a) Company may allocate such Specified Projects Carryover Amount to any one Fiscal Year or over several Fiscal Years; and
(b) with respect to any increase to the Maximum Expansion Capital Expenditures Amount for any Fiscal Year or Fiscal Years pursuant to the addition of the Specified Projects Carryover Amount, Company shall deliver to Administrative Agent an Officer's Certificate stating that (i) in the case of clauses (1) or (2) above, Company and/or its Restricted Subsidiaries have elected not to pursue the applicable project or projects, and (ii) in the case of clause (3) above, Company has used less than the budgeted amounts for the Tunica Project and/or the Lake Charles Project and/or the Renovation Budget to complete the Tunica Project, the Lake Charles Project and Renovation Project, respectively, and demonstrating the calculation of the increase to the Maximum Expansion Capital Expenditures Amount for such Fiscal Year or Fiscal Years, such calculation to be reasonably satisfactory to Administrative Agent; provided
                                                                        --------
further that after Company delivers such Officer's Certificate to Administrative
    ---
Agent and determines the aggregate increase to the Maximum Expansion Capital Expenditures Amount for such Fiscal Year or Fiscal Years, Company may not reallocate, reapply or otherwise use such carryover amount for any of the Expansion Capital Expenditures described in subsection 7.8(i); and
     (iii) Company and its Restricted Subsidiaries may make Maintenance Capital Expenditures in an aggregate amount not to exceed $30,000,000 in any Fiscal Year beginning in the Fiscal Year 2000 (the "Maximum Maintenance Capital Expenditures Amount"); provided that the Maximum Maintenance Capital
                         --------
Expenditures Amount for any Fiscal Year after Fiscal Year 2000 shall be increased by an amount equal to the lesser of (x) $10,000,000, and (y) the excess, if any, of the Maximum Maintenance Capital Expenditures Amount for the previous Fiscal Year (as adjusted in accordance with this proviso) over the actual amount of Maintenance Capital Expenditures for such previous Fiscal Year.
7.9     Restriction on Leases.
        ---------------------
     Company shall not, and shall not permit any of its Restricted Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease (other than the Excluded Leases and intercompany leases between Company and its wholly-owned Subsidiaries), unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current Fiscal Year shall not exceed $4,000,000.
7.10     Sales and Lease-Backs.
         ---------------------
     Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Restricted Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Restricted Subsidiaries) or (ii) which Company or any of its Restricted Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Restricted Subsidiaries to any Person (other than Company or any of its Restricted Subsidiaries) in connection with such lease; provided that Company and its Restricted Subsidiaries may become and
            --------
remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Restricted Subsidiaries would be permitted to enter into, and remain liable under, such lease under subsection 7.1 (ix), 7.4(x) or 7.9.
7.11     Sale or Discount of Receivables.
         -------------------------------
     Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, sell with recourse, or discount (except discounts with the primary obligor of any accounts receivable) or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.
7.12     Transactions with Shareholders and Affiliates.
         ---------------------------------------------
     Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Restricted Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall
                                   --------
not apply to (i) any transaction between Company and any of its wholly-owned Restricted Subsidiaries or between any of its wholly-owned Restricted Subsidiaries otherwise permitted hereunder or (ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Restricted Subsidiaries.
7.13     Disposal of Subsidiary Stock.
         ----------------------------
     Except for (x) any pledge or encumbrance of the capital stock or other equity Securities of any of its Restricted Subsidiaries required under this Agreement and the applicable Collateral Documents and (y) any sale of 100% of the capital stock or other equity Securities of any of its Restricted Subsidiaries in compliance with the provisions of subsection 7.7(i) or 7.7(vi), Company shall not:
(i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Restricted Subsidiaries, except to qualify directors if required by applicable law; or
(ii) permit any of its Restricted Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Restricted Subsidiaries (including such Restricted Subsidiary), except to Company, another Restricted Subsidiary of Company, or to qualify directors if required by applicable law.
7.14     Conduct of Business.
         -------------------
     From and after the Effective Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the Related Businesses.
7.15     Amendments or Waivers of Certain Related Agreements; Amendments of
         ------------------------------------------------------------------
Documents Relating to Subordinated Indebtedness; Designation of "Designated
    -----------------------------------------------------------------------
Senior Indebtedness".
    ----------------
A. Amendments or Waivers of Certain Related Agreements. Neither Company nor any of its Restricted Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any Related Agreement (other than any Related Agreement evidencing or governing any Subordinated Indebtedness) after the Effective Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.
B. Amendments of Documents Relating to Subordinated Indebtedness. Company shall not, and shall not permit any of its Restricted Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.
C. Designation of "Designated Senior Indebtedness". Company shall not designate any Indebtedness as "Designated Senior Indebtedness" (as defined in the Subordinated Note Indenture) for purposes of the Subordinated Note Indenture without the prior written consent of Requisite Lenders.
7.16     Fiscal Year.
         -----------
     Company shall not change its Fiscal Year-end as determined as of the Effective Date without the consent of Administrative Agent.
Section 8.     EVENTS OF DEFAULT
     If any of the following conditions or events ("Events of Default") shall occur:
8.1     Failure to Make Payments When Due.
        ---------------------------------
     Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or
8.2     Default in Other Agreements.
        ---------------------------
     (i) Failure of Company or any of its Restricted Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $15,000,000 or more or with an aggregate principal amount of $15,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Restricted Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or
8.3     Breach of Certain Covenants.
        ---------------------------
     Failure of Company to perform or comply with any term or condition contained in subsections 2.5 or 6.2 or Section 7 of this Agreement; or
8.4     Breach of Warranty.
        ------------------
     Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or
8.5     Other Defaults Under Loan Documents.
        -----------------------------------
     Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or
8.6     Involuntary Bankruptcy; Appointment of Receiver, etc.
        -----------------------------------------------------
     (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Material Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or
8.7     Voluntary Bankruptcy; Appointment of Receiver, etc.
        ---------------------------------------------------
     (i) Company or any of its Material Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Material Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause
(ii);  or
8.8     Judgments and Attachments.
        -------------------------
     Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $10,000,000 or (ii) in the aggregate at any time an amount in excess of $10,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Restricted Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or
8.9     Dissolution.
        -----------
     Any order, judgment or decree shall be entered against Company or any of its Material Subsidiaries decreeing the dissolution or split up of Company or that Material Subsidiary and such order shall remain undischarged or unstayed for  a  period  in  excess  of  30  days;  or
8.10     Employee Benefit Plans.
         ----------------------
     There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $5,000,000; or
8.11     Change of Control.
         -----------------
     There  shall  occur  a  Change  of  Control;  or
8.12     Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of
         ----------------------------------------------------------------------
Obligations.
-----------
     At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms or as otherwise permitted under this Agreement) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any material Collateral purported to be covered thereby, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or
8.13     Loss of Gaming Licenses.
         -----------------------
     The occurrence of a License Revocation by any Gaming Authority in a jurisdiction in which Company or any of its Subsidiaries owns or operates a Gaming Facility (other than with respect to Pompano Park); provided that such
                                                              --------
License  Revocation  continues  for  at  least fifteen (15) consecutive days; or
8.14     Failure to Consummate Primary Acquisition.
         -----------------------------------------
     The Primary Acquisition shall not be consummated in accordance with this Agreement and the applicable Related Agreements concurrently with the making of the initial Loans, or the Primary Acquisition shall be unwound, reversed or otherwise  rescinded  in  whole  or  in  part  for  any  reason:
THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the
                                                             --------
foregoing shall not affect in any way the obligations of Revolving Lenders under subsection 3.3C(i) or the obligations of Revolving Lenders to purchase participations in any unpaid Swing Line Loans as provided in subsection 2.1A(v).
     Any amounts described in clause (b) above, when received by Administrative Agent, shall be held by Administrative Agent pursuant to the terms of the Collateral Account Agreement and shall be applied as therein provided. Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met. Lenders hereby acknowledge that any foreclosure under this Agreement or any other Loan Document of any Gaming Facility, any Persons owning, leasing, operating or using such Gaming Facility or any gaming equipment may be subject to any prior approvals or exemptions required under any applicable Gaming Laws.
Section 9.     ADMINISTRATIVE AGENT
9.1     Appointment.
        -----------
A. Appointment of Administrative Agent. CIBC is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Administrative Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Administrative Agent and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.
B. Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint (with notice to Company) an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").
     In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.
Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.
9.2     Powers and Duties; General Immunity.
        -----------------------------------
A. Powers; Duties Specified. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such  powers,  rights  and  remedies  hereunder  and  under  the other Loan
Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Administrative Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.
B. No Responsibility for Certain Matters. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of Company to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof unless any such liability results from the gross negligence or willful misconduct of Administrative Agent.
C. Exculpatory Provisions. Neither Administrative Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent's gross negligence or willful misconduct. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).
D. Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.
9.3     Representations and Warranties; No Responsibility For Appraisal of
        ------------------------------------------------------------------
Creditworthiness.
     -----------
     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness  of  any  information  provided  to  Lenders.
9.4     Right to Indemnity.
        ------------------
     Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Administrative Agent, to the extent that Administrative Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable
                                         --------
for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Administrative Agent's gross negligence or willful misconduct. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.
9.5     Successor Administrative Agent and Swing Line Lender.
        ----------------------------------------------------
A. Successor Administrative Agent. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and
     Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.
B. Successor Swing Line Lender. Any resignation or removal of Administrative Agent pursuant to subsection 9.5A shall also constitute the resignation or removal of CIBC or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 9.5A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender the Swing Line Note held by it to Company for cancellation, and (iii) Company shall issue a new Swing Line Note to the successor Administrative Agent and Swing Line Lender substantially in the form of Exhibit VI annexed hereto, in the principal
                                    ----------
amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.
9.6     Collateral Documents and Guaranties.
        -----------------------------------
     Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and the Subsidiary Guaranty; provided that Administrative
                                                    --------
Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Subsidiary Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or
           --------  -------   -------
authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an
Affiliate  of  Company)  pursuant  to  a  sale  or  other  disposition permitted hereunder or to which Requisite Lenders have otherwise consented. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Administrative Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.
9.7     Syndication Agent and Documentation Agent.
        -----------------------------------------
     Neither Syndication Agent, Documentation Agent nor any co-agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, neither Syndication Agent, Documentation Agent nor any co-agent shall have or be deemed to have any fiduciary relationship with any other
Lender. Each such Lender acknowledges that it has not relied, and will not rely, on Syndication Agent, Documentation Agent nor any co-agent in deciding to enter into this Agreement or in taking or not taking action hereunder.
Section 10.     MISCELLANEOUS
10.1     Assignments and Participations in Loans and Letters of Credit.
         -------------------------------------------------------------
A. General. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that
                                                                   --------
no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided further that
                                                           -------- -------
no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation; and provided further that, anything
                                                --------  -------
contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 9.5. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.
B.     Assignments.
(i)     Amounts  and  Terms  of  Assignments.  Each  Commitment, Loan, Letter of
        ------------------------------------
Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate or Affiliated Fund of the assigning
     Lender or another Lender, with the giving of notice to Company and the consent of Administrative Agent (which consent shall not be unreasonably withheld), or (b) be assigned in an aggregate amount of not less than $2,500,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the prior written consent of Company (which consent shall only be required if no Potential Event of Default or Event of Default has occurred and is continuing) and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance, an Assignment Agreement, together with a processing fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery and acceptance, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan
                       --------
Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit IV-A, Exhibit IV-B, Exhibit IV-C or Exhibit
                             ------------  ------------  ------------    -------
V annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans, as the case may be, of the assignee and the assigning Lender.
(ii)     Acceptance by Administrative Agent.  Upon its receipt of an Assignment
         ----------------------------------
Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment) and (b) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).
C. Participations. The holder of any participation, other than an Affiliate or Affiliated Fund of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation; provided that
                                                                   --------
Company shall continue to deal solely and directly with the Lender which sold such participation in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".
D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be
      --------
relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder. Any Lender that is a fund that invests in bank loans may, without the consent of Administrative Agent or Company, pledge all or any portion of its Loans and Notes to any trustee for, or any other representative of, holders of obligations owed, or securities issued, by such fund, as security for such obligations or securities, provided that any foreclosure or similar
                                    --------
action by such trustee or other representative shall be subject to the provisions of subsection 10.1B concerning assignments (including, without limitation, any required consents); provided further, that no Lender shall, as
                                    -------- -------
between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such pledge.
E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.
F. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making or purchasing of loans such as the Loans; and (iii) that it will make or purchase its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.
10.2     Expenses.
         --------
     Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of Administrative Agent in connection with the preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto;
(ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Administrative Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or its counsel) of obtaining and reviewing any appraisals provided for under subsection 4.1L and any environmental audits or reports provided for under subsection 4.1M or 6.9B(viii); (vi) the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence and during the continuation of an Event of Default and an acceleration of the Obligations, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such acceleration (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings; provided that Company shall not be responsible for expenses relating to
--------
assignments  between  Lenders  made  pursuant  to  subsection  10.1.
--------
10.3     Indemnity.
         ---------
     In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Administrative Agent and Lenders, and the officers, directors, employees, agents and affiliates of Administrative Agent and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall
                                                     --------
not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.
As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct or indirect and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental
Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.
To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
10.4     Set-Off; Security Interest in Deposit Accounts.
         ----------------------------------------------
     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and continuance of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, without prior notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to Administrative Agent and each
Lender  a  security  interest  in  all  deposits  and  accounts  maintained with
Administrative  Agent  or  such  Lender  as  security  for  the  Obligations.
10.5     Ratable Sharing.
         ---------------
     Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them;  provided  that  if  all  or  part of such proportionately greater payment
       --------
received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.
10.6     Amendments and Waivers.
         ----------------------
     No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or
          --------
consent  which:
(a) changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders";
(b) changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders;
(c) postpones the date or reduces the amount of any scheduled payment (but not prepayment) of principal of any of the Loans (provided, however, that any
                                                  --------  -------
amendment, modification, termination, waiver or consent which postpones or extends the Revolving Loan Commitment Termination Date shall be effective if evidenced in a writing signed by or on behalf of all Revolving Lenders only);
(d) postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder;
(e)     increases the maximum duration of Interest Periods permitted hereunder;
(f) reduces the amount or postpones the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit;
(g) changes in any manner the obligations of Lenders relating to the purchase of participations in Letters of Credit;
(h) releases any Lien granted in favor of Administrative Agent with respect to all or substantially all of the Collateral;
(i) releases all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents; or
(j) changes in any manner the provisions contained in subsection 8.1 or this subsection 10.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders.
     In  addition,
     (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and Requisite Lenders;
(ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note;
(iii) no amendment, modification, termination or waiver of any provision of subsection 2.1A(i)-(iv) or of any other provision of this Agreement relating to the Term Loan Commitments or the Revolving Loan Commitments shall increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments, modifications or waivers of conditions precedent, covenants or Events of Default or of a mandatory reduction in the Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any
Commitment of any Lender shall not constitute an increase in the Commitment of such Lender);
(iv) no amendment, modification, termination or waiver of any provision of subsection 2.1A(v) or of any other provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of Swing Line Lender;
(v)     no  amendment,  modification,  termination or waiver of any provision of
Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Administrative Agent shall be effective without the written concurrence of Administrative Agent;
(vi) subject to clause (vii) below, no amendment, modification, termination or waiver of any provision of subsection 2.4 which has the effect of changing any interim scheduled payments, voluntary and mandatory prepayments, or
Commitment reductions applicable to any Class in a manner that disproportionately disadvantages such Class relative to the other Classes shall be effective without the written concurrence of Requisite Class Lenders of such Class (it being understood and agreed that, subject to clause (vii) below, any amendment, modification, termination or waiver of voluntary or mandatory prepayment, or Commitment reduction from those set forth in subsection 2.4 with respect to one Class but not the other Classes shall be deemed to disadvantage such Class for purposes of this clause (vi)); and
(vii) any amendment, modification, termination or waiver which has as one of its purposes the refinancing of any of the then outstanding Types of Term Loans by adding new tranches of Term Loans and/or increasing any then existing Types of Term Loans and/or Commitments (subject to the preceeding clause (iii)) shall be effective if evidenced by a writing signed by or on behalf of Requisite Class Lenders of those Classes of Lenders not being so refinanced.
     Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.
10.7     Independence of Covenants.
         -------------------------
     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.
10.8     Notices.
         -------
     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective
            --------
until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and
(ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.
10.9     Survival of Representations, Warranties and Agreements.
         ------------------------------------------------------
A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance  of  the  Letters  of  Credit  hereunder.
B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.
10.10     Failure or Indulgence Not Waiver; Remedies Cumulative.
          -----------------------------------------------------
     No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise  thereof  or  of  any  other power, right or privilege.  All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.
10.11     Marshalling; Payments Set Aside.
          -------------------------------
     Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment  of  any  or all of the Obligations.  To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
10.12     Severability.
          ------------
     In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
10.13     Obligations Several; Independent Nature of Lenders' Rights.
          ----------------------------------------------------------
     The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
10.14     Headings.
          --------
     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
10.15     Applicable Law.
          --------------
     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
10.16     Successors and Assigns.
          ----------------------
     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned  or  delegated  by  Company  without  the  prior written consent of all
Lenders.
10.17     Consent to Jurisdiction and Service of Process.
          ----------------------------------------------
     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT,
COMPANY,  FOR  ITSELF  AND  IN  CONNECTION  WITH  ITS  PROPERTIES,  IRREVOCABLY
     (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;
(II)     WAIVES  ANY  DEFENSE  OF  FORUM  NON  CONVENIENS;
(III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;
(IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;
(V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND
(VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.
10.18     Waiver of Jury Trial.
          --------------------
     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this  Agreement  may  be  filed  as  a  written consent to a trial by the court.
10.19     Confidentiality.
          ---------------
     Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound commercial lending or banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide prospective assignee, transferee or participant that agrees to be bound by this subsection 10.19 in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental or regulatory agency or representative thereof or pursuant to court order, subpoena or other legal process; provided that, unless specifically
                                              --------
prohibited by applicable law, regulation or court order, each Lender shall notify Company of any request by any governmental or regulatory agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental or regulatory agency) for disclosure of any such non-public information prior to disclosure of such information; and provided further that in no event shall any
                                     -------- -------
Lender  be  obligated  or  required  to  return any materials furnished by or on behalf  of  Company  or  any  of  its  Subsidiaries.
10.20     Counterparts; Effectiveness.
          ---------------------------
     This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  [Remainder of page intentionally left blank]

LA1:871673.8     S-4
LA1:871673.8     S-1

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
     COMPANY:
ISLE OF CAPRI CASINOS, INC.
By:
     Allan B. Solomon
     Executive Vice President
Notice Address:
1641 Popps Ferry Road
Suite B-1
Biloxi, Mississippi  39532
Facsimile: (228) 396-2634
Attention: Rexford A. Yeisley

LENDERS:
CANADIAN IMPERIAL BANK OF COMMERCE,    as Administrative Agent and Issuing
Lender
By:
     Paul J. Chakmak
     Managing Director
     CIBC World Markets Corp., AS AGENT


Notice Address:

425 Lexington Avenue                        New York, NY  10017
Facsimile No.:  (212) 856-3763           Attention:  Agency Services Department

CIBC INC., as Lender and Swing Line Lender
By:
     Paul J. Chakmak
     Managing Director
     CIBC World Markets Corp., AS AGENT

Notice Address:

     350 South Grand Avenue                   Suite 2600
Los Angeles, CA  90071
     Facsimile No.:  (213) 346-0157
     Attention:  Mr. Paul J. Chakmak

BANKERS TRUST COMPANY, as Syndication Agent and Co-Arranger
By:




Notice Address:


     Facsimile No.:
     Attention:

LA1:871673.8     ii

LA1:871673.8









                                  $600,000,000
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
                            DATED AS OF MARCH 2, 2000
                                      AMONG
                          ISLE OF CAPRI CASINOS, INC.,
                                  as Borrower,
                           THE LENDERS LISTED HEREIN,
                                   as Lenders,
                       CANADIAN IMPERIAL BANK OF COMMERCE,
                   as Administrative Agent and Issuing Lender,

                             BANKERS TRUST COMPANY,
                      as Syndication Agent and Co-Arranger,

                                       and

                    THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                             as Documentation Agent



                                  ARRANGED BY:
                            CIBC WORLD MARKETS CORP.

                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

                              LA1:871673.8     -v-

                                TABLE OF CONTENTS

                                                                            Page

                              LA1:871673.8     -i-

Section 1.     DEFINITIONS     2
1.1     Certain Defined Terms     2
1.2     Accounting Terms; Utilization of GAAP for Purposes of Calculations
Under Agreement     38
1.3     Other Definitional Provisions and Rules of Construction     38
Section 2.     AMOUNTS AND TERMS OF COMMITMENTS AND LOANS     38
2.1     Commitments; Making of Loans; the Register; Notes     38
2.2     Interest on the Loans     48
2.3     Fees     51
2.4 Repayments, Prepayments and Reductions in Loans and Revolving Loan Commitments; General Provisions Regarding Payments; Application of Proceeds of
Collateral and Payments Under Subsidiary Guaranty     52
2.5     Use of Proceeds     64
2.6     Special Provisions Governing Eurodollar Rate Loans     64
2.7     Increased Costs; Taxes; Capital Adequacy     67
2.8     Obligation of Lenders and Issuing Lenders to Mitigate; Replacement of
Lender     71
Section 3.     LETTERS OF CREDIT     72
3.1     Issuance of Letters of Credit and Lenders' Purchase of Participations
Therein     72
3.2     Letter of Credit Fees     74
3.3     Drawings and Reimbursement of Amounts Paid Under Letters of Credit
75
3.4     Obligations Absolute     77
3.5     Indemnification; Nature of Issuing Lenders' Duties     78
3.6     Increased Costs and Taxes Relating to Letters of Credit     79
Section 4.     CONDITIONS TO LOANS AND LETTERS OF CREDIT     80
4.1     Conditions to Term Loans, Revolving Loans and Swing Line Loans     81
4.2     Conditions to All Loans     89
4.3     Conditions to Letters of Credit     90
Section 5.     COMPANY'S REPRESENTATIONS AND WARRANTIES     90
5.1     Organization, Powers, Qualification, Good Standing, Business and
Subsidiaries     91
5.2     Authorization of Borrowing, etc.     91
5.3     Financial Condition     93
5.4     No Material Adverse Change; No Restricted Junior Payments     94
5.5     Title to Properties; Liens; Real Property     94
5.6     Litigation; Adverse Facts     95
5.7     Payment of Taxes     95
5.8     Performance of Agreements; Materially Adverse Agreements; Material
Contracts     96
5.9     Governmental Regulation     96
5.10     Securities Activities     96
5.11     Employee Benefit Plans     97
5.12     Certain Fees     97
5.13     Environmental Protection     97
5.14     Employee Matters     98
5.15     Solvency     98
5.16     Matters Relating to Collateral     98
5.17     Related Agreements     100
5.18     Disclosure     100
5.19     Year 2000 Compliance     100
Section 6.     COMPANY'S AFFIRMATIVE COVENANTS     101
6.1     Financial Statements and Other Reports     101
6.2     Corporate Existence, etc.     107
6.3     Payment of Taxes and Claims; Tax Consolidation     107
6.4     Maintenance of Properties; Insurance     107
6.5     Inspection Rights     108
6.6     Compliance with Laws, etc.; Maintenance of Gaming and Liquor Licenses
108
6.7 Environmental Review and Investigation, Disclosure, Etc.; Company's Actions Regarding Hazardous Materials Activities, Environmental Claims and
Violations of Environmental Laws     109
6.8     Execution of Subsidiary Guaranty and Personal Property Collateral
Documents by Certain Subsidiaries and Future Subsidiaries     111
6.9     Conforming Leasehold Interests; Matters Relating to Additional Real
Property Collateral; Additional Ship Mortgages     112
Section 7.     COMPANY'S NEGATIVE COVENANTS     114
7.1     Indebtedness     114
7.2     Liens and Related Matters     116
7.3     Investments; Joint Ventures     117
7.4     Contingent Obligations     118
7.5     Restricted Junior Payments     119
7.6     Financial Covenants     119
7.7     Restriction on Fundamental Changes; Asset Sales and Primary
Acquisitions     121
7.8     Consolidated Capital Expenditures     122
7.9     Restriction on Leases     125
7.10     Sales and Lease-Backs     125
7.11     Sale or Discount of Receivables     125
7.12     Transactions with Shareholders and Affiliates     125
7.13     Disposal of Subsidiary Stock     126
7.14     Conduct of Business     126
7.15 Amendments or Waivers of Certain Related Agreements; Amendments of Documents Relating to Subordinated Indebtedness; Designation of "Designated
Senior Indebtedness"     126
7.16     Fiscal Year     127
Section 8.     EVENTS OF DEFAULT     127
8.1     Failure to Make Payments When Due     127
8.2     Default in Other Agreements     127
8.3     Breach of Certain Covenants     127
8.4     Breach of Warranty     128
8.5     Other Defaults Under Loan Documents     128
8.6     Involuntary Bankruptcy; Appointment of Receiver, etc.     128
8.7     Voluntary Bankruptcy; Appointment of Receiver, etc.     128
8.8     Judgments and Attachments     129
8.9     Dissolution     129
8.10     Employee Benefit Plans     129
8.11     Change of Control     129
8.12     Invalidity of Subsidiary Guaranty; Failure of Security; Repudiation of
Obligations     129
8.13     Loss of Gaming Licenses     130
8.14     Failure to Consummate Primary Acquisition     130
Section 9.     ADMINISTRATIVE AGENT     131
9.1     Appointment     131
9.2     Powers and Duties; General Immunity     132
9.3     Representations and Warranties; No Responsibility For Appraisal of
Creditworthiness     134
9.4     Right to Indemnity     134
9.5     Successor Administrative Agent and Swing Line Lender     134
9.6     Collateral Documents and Guaranties     135
9.7     Syndication Agent and Documentation Agent     136
Section 10.     MISCELLANEOUS     136
10.1     Assignments and Participations in Loans and Letters of Credit     136
10.2     Expenses     139
10.3     Indemnity     140
10.4     Set-Off; Security Interest in Deposit Accounts     140
10.5     Ratable Sharing     141
10.6     Amendments and Waivers     142
10.7     Independence of Covenants     144
10.8     Notices     144
10.9     Survival of Representations, Warranties and Agreements     144
10.10     Failure or Indulgence Not Waiver; Remedies Cumulative     144
10.11     Marshalling; Payments Set Aside     145
10.12     Severability     145
10.13     Obligations Several; Independent Nature of Lenders' Rights     145
10.14     Headings     145
10.15     Applicable Law     145
10.16     Successors and Assigns     146
10.17     Consent to Jurisdiction and Service of Process     146
10.18     Waiver of Jury Trial     147
10.19     Confidentiality     147
10.20     Counterparts; Effectiveness     148

                             LA1:871673.8     -vii-



                              LA1:871673.8     -vi-

                                    EXHIBITS
I     FORM OF NOTICE OF BORROWING
II     FORM OF NOTICE OF CONVERSION/CONTINUATION
III     FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV-A     FORM OF TRANCHE A TERM NOTE
IV-B     FORM OF TRANCHE B TERM NOTE
IV-C     FORM OF TRANCHE C TERM NOTE
V     FORM OF REVOLVING NOTE
VI     FORM OF SWING LINE NOTE
VII     FORM OF COMPLIANCE CERTIFICATE
VIII     FORM OF OPINION OF COUNSEL TO LOAN PARTIES
IX     FORM OF OPINION OF O'MELVENY & MYERS LLP
X     FORM OF ASSIGNMENT AGREEMENT
XI     FORM OF CERTIFICATE RE NON-DOMESTIC BANK STATUS
XII     FORM OF SUBSIDIARY GUARANTY
XIII     FORM OF SUBSIDIARY PLEDGE AGREEMENT
XIV     FORM OF SUBSIDIARY SECURITY AGREEMENT
XV     FORM OF ACKNOWLEDGEMENT AND CONSENT

                                    SCHEDULES
1.1(a)     EXCLUDED LEASES
2.1     LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1C     CORPORATE AND CAPITAL STRUCTURE; MANAGEMENT
4.1G     REFINANCED INDEBTEDNESS
4.1I     EFFECTIVE DATE MORTGAGED PROPERTIES
4.1K     SHIP MORTGAGES
5.1     SUBSIDIARIES
5.2C     GOVERNMENTAL CONSENTS
5.5     REAL PROPERTY
5.8     MATERIAL CONTRACTS
5.11     CERTAIN EMPLOYEE BENEFIT PLANS
7.1     CERTAIN EXISTING INDEBTEDNESS AND CAPITAL LEASES
7.2     CERTAIN EXISTING LIENS
7.3     CERTAIN EXISTING INVESTMENTS
7.4     CERTAIN EXISTING CONTINGENT OBLIGATIONS

LA1:871673.8     ii

LA1:871673.8     i

     An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.